                                                                     EXHIBIT 4.1

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                             AMENDED AND  RESTATED
                                CREDIT AGREEMENT

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                                     AMONG


                             ENERGY VENTURES, INC.,
                                as the Company,



                           THE SUBSIDIARY GUARANTORS,



                          THE LENDERS DEFINED THEREIN




                                      AND



                           THE CHASE MANHATTAN BANK,
                                  as the Agent



--------------------------------------------------------------------------------

                          DATED AS OF DECEMBER 6, 1996

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
                               TABLE OF CONTENTS

                                                                                                                      PAGE

                                   ARTICLE I

                 DEFINITIONS; ACCOUNTING  TERMS; INTERPRETATION

         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 1.02.    Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 1.03.    Accounting Terms; Changes in GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 1.04.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                        ARTICLE II

                                                          LOANS

         SECTION 2.01.    Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 2.02.    Minimum Amount of Each Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 2.03.    Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 2.04.    Disbursement of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 2.05.    Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 2.06.    Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.07.    Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 2.08.    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 2.09.    Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 2.10.    Interest Rate Not Ascertainable, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 2.11.    Reserve Requirements; Change in Circumstances . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 2.12.    Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 2.13.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 2.14.    Telephonic Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE III

                                                    LETTERS OF CREDIT

         SECTION 3.01.    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 3.02.    Letter of Credit Requests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 3.03.    Letter of Credit Participations; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 3.04.    Agreement to Repay Letter of Credit Drawings  . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 3.05.    Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 3.06.    Conflict between Applications and Agreement . . . . . . . . . . . . . . . . . . . . . . . .  57

                                   ARTICLE IV

                          FEES; COMMITMENTS; PAYMENTS

         SECTION 4.01.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 4.02.    Voluntary Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 4.03.    Mandatory Termination of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 4.04.    Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 4.05.    Scheduled Principal Payments and Mandatory Prepayments  . . . . . . . . . . . . . . . . . .  59
         SECTION 4.06.    Method and Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 4.07.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE V

                                                   CONDITIONS PRECEDENT

         SECTION 5.01.    Conditions Precedent to the Initial Credit Event  . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 5.02.    Conditions Precedent to All Credit Events . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 5.03.    Conditions Precedent to Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 5.04.    Delivery of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

                                                        ARTICLE VI

                                              REPRESENTATIONS AND WARRANTIES

         SECTION 6.01.    Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 6.02.    Authorization, Validity, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.03.    Governmental Consents, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.04.    Conflicting or Adverse Agreements or Restrictions . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 6.05.    Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.06.    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.07.    Information Memorandum; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.08.    Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.09.    Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.10.    Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.11.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.12.    Tax Returns and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.13.    Requirements of Law; Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.14.    Purpose of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 6.15.    Franchises and Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 6.16.    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 6.17.    No Intent to Hinder, Delay or Defraud . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         SECTION 7.01.    Information Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 7.02.    Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 7.03.    Insurance and Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 7.04.    Payment of Taxes and other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.05.    Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.06.    Compliance with Statutes, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.07.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 7.08.    End of Fiscal Years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 7.09     Subrogation; Purchase Money Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.10.    Performance of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.11.    Indemnification for Breach of Representations or Covenants  . . . . . . . . . . . . . . . .  80

                                                       ARTICLE VIII

                                                    NEGATIVE COVENANTS

         SECTION 8.01.    Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 8.02.    Consolidation, Merger, Sale or Purchase of Assets, Etc  . . . . . . . . . . . . . . . . . .  80
         SECTION 8.03.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 8.04.    Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 8.05.    Stock Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 8.06.    Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 8.07.    Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 8.08.    Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 8.09.    Other Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 8.10.    Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 8.11.    Ownership of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 8.12.    Limitation on Sale-Leaseback Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 8.13.    Change in Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                                        ARTICLE IX

                                                         GUARANTY

         SECTION 9.01.    Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 9.02.    Continuing Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 9.03.    Effect of Debtor Relief Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 9.04.    General Limitation on Guaranteed Obligations  . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 9.05.    Rights of Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

         SECTION 9.06.    Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 9.07.    Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 9.08.    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         SECTION 9.09.    Full Force and Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96

                                                        ARTICLE X

                                              EVENTS OF DEFAULT AND REMEDIES

         SECTION 10.01.   Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 10.02.   Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 10.03.   Application of Moneys During Continuation of Event of Default . . . . . . . . . . . . . . . 101

                                                        ARTICLE XI

                                                        THE  AGENT

         SECTION 11.01.   Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 11.02.   Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 11.03.   Agent and Affiliates; Chase and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 11.04.   Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 11.05.   Agent's Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 11.06.   Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 11.07.   Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 11.08.   Consents under Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

                                                       ARTICLE XII

                                                      MISCELLANEOUS

         SECTION 12.01.   Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 12.02.   Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 12.03.   No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 12.04.   Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 12.05.   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         SECTION 12.06.   Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         SECTION 12.07.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         SECTION 12.08.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 12.09.   Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 12.10.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 12.11.   Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         SECTION 12.12.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
         SECTION 12.13.   Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115

         SECTION 12.14.   Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 12.15.   Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 12.16.   Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 12.18.   Ratification of Security Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
         SECTION 12.19.   SUBMISSION TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         SECTION 12.20.   WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         SECTION 12.21.   FINAL AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118


EXHIBITS

      Exhibit 1.01A -  Administrative Questionnaire
      Exhibit 1.01B -  Borrowing Base Certificate
      Exhibit 2.03  -  Notice of Borrowing
      Exhibit 2.05  -  Form of Note
      Exhibit 3.02  -  Letter of Credit Request
      Exhibit 8.02  -  Form of Subsidiary Guarantor Counterpart
      Exhibit 12.11 -  Form of Assignment and Acceptance

SCHEDULES

      Schedule 1.01A   -  Permitted Indebtedness
      Schedule 1.01B   -  Permitted Liens
      Schedule 6.01    -  List of Subsidiaries of the Company
      Schedule 6.13    -  Environmental Matters
      Schedule 8.06    -  Permitted Investments

                     AMENDED AND RESTATED CREDIT AGREEMENT



               THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 6, 1996 (this "Agreement"), is among:

               (a)     Energy Ventures, Inc., a Delaware corporation (the
                       "Company");

               (b) EVI Oil Tools, Inc., a Delaware corporation; Grant Prideco, Inc., a Delaware corporation (the successor of a merger of Prideco, Inc., a Texas corporation, with and into Grant Prideco, Inc.); Prideco Holdings, Inc., a Delaware corporation; Channelview Real Property, Inc., a Delaware corporation; EVI Management Inc., a Delaware corporation; EVI Arrow, Inc., a Delaware corporation; and EVI Watson Packers, Inc., a Delaware corporation (together with each other Person that becomes a Subsidiary Guarantor pursuant to Section 8.02, collectively, the "Subsidiary Guarantors");

               (c) the banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each other Person that becomes a Lender pursuant to Section 12.11, collectively, the "Lenders"); and

               (d) The Chase Manhattan Bank, a New York banking corporation and the successor to The Chase Manhattan Bank, N.A., individually as a Lender and as agent for the other Lenders (in such capacity together with any other Person that becomes the Agent pursuant to Section 11.06, the "Agent").

                             PRELIMINARY STATEMENTS

      (A) The Company, the Subsidiary Guarantors (or, in the case of Grant Prideco, Inc., its predecessors and excluding EVI Arrow, Inc., and EVI Watson Packers, Inc., which were created subsequently to the date of the Original Credit Agreement, defined below), Mallard Bay Drilling, Inc., a Louisiana corporation ("Mallard Bay Drilling"), Bay Drilling Corporation, a Louisiana corporation ("Bay Drilling"), EV Offshore, Inc., a Louisiana corporation ("EV Offshore"), AWI Drilling & Workover, Inc., a Louisiana corporation ("AWI"), Mallard Peru Holdings, Inc., a Delaware corporation, that was formerly EVI International, Inc., a Delaware corporation ("EVI International"), and Delta Crewboats, Inc., a Louisiana corporation ("Delta", and together with Bay Drilling, EV Offshore, AWI and EVI International,collectively the "Mallard Subsidiaries") entered into a credit agreement dated as of June 26, 1996 with the Lenders (the "Original Credit Agreement"), and the Lenders were willing to make (1) Tranche A Revolving Credit Loans (as defined therein) to the Company in an aggregate amount not exceeding $90,000,000 at any time outstanding and
(2) Tranche B Revolving Credit Loans (as defined therein) to the Company in an aggregate amount not exceeding $30,000,000 at any time outstanding.

      (B) Prideco, Inc., a Texas corporation, has been merged with and into Grant Prideco, Inc., a Delaware corporation.

      (C) The Company has, with the consent of the Lenders, sold Mallard Bay Drilling and the Mallard Subsidiaries, and Mallard Bay Drilling and the Mallard Subsidiaries ceased to be parties to the Original Credit Agreement.

      (D) The Company has requested the Lenders to amend and restate the Original Credit Agreement to, inter alia, merge the Tranche A Revolving Credit Commitment (as defined therein) and the Tranche B Revolving Credit Commitment (as defined therein) into a single $120,000,000 commitment and to amend certain other provisions of the Original Credit Agreement. The Lenders are willing to so amend and restate the Original Credit Agreement on the terms and conditions herein set forth. Accordingly, the Company, the Agent and the Lenders agree as follows:

                                   ARTICLE I

                 DEFINITIONS; ACCOUNTING  TERMS; INTERPRETATION

                 SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A, which each Lender shall complete and provide to the Agent and the Company.

                 "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                 "Affiliate Transaction" has the meaning specified in Section 8.10.

                 "Agent" has the meaning specified in the introduction to this Agreement.

                 "Agent's Letter" has the meaning specified in Section 4.01(c).

                 "Agreement" has the meaning specified in the introduction to this Agreement.

                 "Alberta" means 675833 Alberta Ltd., a province of Alberta corporation.

                 "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean, as of a particular date, the prime rate most recently announced by the Agent at its Payment Office, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Base CD Rate" shall mean the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 9:00 a.m. (New York City time) on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability or failure no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "Alternate Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Applicable Fee Percentage" means, with respect to any Reference Period, the applicable percentage set forth below:

                 (a) during the period from the Execution Date to the Financial Statement Delivery Date for the fiscal quarter ending December 31, 1996, 1/4 of 1%; and

                 (b) if the Applicable Fee Percentage is to be determined with respect to the financial statements delivered pursuant to Section 7.01(a) or Section 7.01(b), on any Financial Statement Delivery Date for any fiscal quarter ending on or after December 31, 1996, the percentage shown below opposite the applicable percentage that Consolidated Indebtedness is of Total Capitalization for such fiscal quarter:

                 Consolidated Indebtedness
                     as a Percentage of              Applicable Fee
                    Total Capitalization              Percentage
               ------------------------------      ----------------
                 less than 40%                          1/4 of 1%

                 equal to or greater than 40%           3/8 of 1%

                 "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                 "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

                 "Assessment Rate" means, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(e) (or any successor provision) to the FDIC for the FDIC insuring time deposits at offices of such institution in the United States.

                 "Asset Disposition" means any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of a Subsidiary (whether or not upon issuance), property or other assets (each referred to for purposes of this definition as a "disposition") by the Company or any of the Restricted Subsidiaries, whether for cash or other consideration (other than (a) a disposition by a domestic Restricted Subsidiary to the Company or another domestic Restricted Subsidiary, (b) a disposition by a foreign Restricted Subsidiary to the Company, a domestic Restricted Subsidiary or another foreign Restricted Subsidiary (other than Highland Corod), (c) an advance of the proceeds of any Loan by the Company to a Restricted Subsidiary, (d) a disposition of Inventory in the ordinary course of business, (e) a disposition that is a Permitted Joint Venture Investment, (f) mergers, consolidations or exchanges made in compliance with Section 8.02, (g) dispositions pursuant to
Section 8.02(e), or (h) a disposition or dispositions by the Company and the Restricted Subsidiaries having an aggregate fair market value of less than $1,000,000 for all such dispositions during any 12-month period).

                 "Assignment and Acceptance" has the meaning specified in
Section 12.11(c).

                 "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) or obligations as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase securities or to purchase, sell or lease property (whether as lessee or lessor), products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the securities, property, products, materials or supplies, or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Assurance shall be an amount equal to the lesser of the stated or determinable amount of the primary obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Attributable Debt" means, with respect to any particular Capital Lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Tax Benefit Transfer Lease Obligations shall not constitute Attributable Debt.

                 "Average Life" means, as of the date of determination, with reference to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

                 "Bankruptcy Code" has the meaning specified in Section
9.01(a).

                 "Base CD Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                 "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

                 "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Agent.

                 "Borrowing" means a borrowing pursuant to a Notice of Borrowing comprised of one Type of Loans from all the Lenders (or resulting from a conversion or conversions on the same date having in the case of Eurodollar Rate Loans the same Interest Period (except as otherwise provided in this Agreement)) made by all of the Lenders concurrently to the Company.

                 "Borrowing Base" means, as at any date, the amount of the Borrowing Base as of the date of the Borrowing Base Certificate then most recently delivered pursuant to Section 7.01(c), determined by calculating the sum of:

                 (a) 80% of the aggregate amount of Eligible Receivables at that date, plus

                 (b) 30% of the aggregate amount of Grant Prideco Eligible Inventory at that date, plus

                 (c) 50% of the aggregate amount of all EVI Oil Tools Eligible Inventory, plus

                 (d) 100% of the aggregate amount of cash held in deposit accounts maintained by the Company or any Restricted Subsidiary in excess of $20,000,000.

The sum of the amounts to be included in the Borrowing Base determined pursuant to clause (b) and clause (c) shall at no time exceed 50% of the Borrowing Base. Notwithstanding the foregoing, until the date on which the first Borrowing Base Certificate is required to be delivered pursuant to Section 7.01(c), the Borrowing Base shall be $120,000,000.

                 "Borrowing Base Certificate" means a certificate, duly executed by the chief executive officer or the chief financial officer of the Company, appropriately completed and in substantially the form of Exhibit 1.01B hereto.

                 "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are to be made available to the Company.

                 "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Texas) on which banks are open for business in New York, New York and in Houston, Texas; provided, however, that, when used in connection with a Eurodollar Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

                 "Capital Expenditures" means, for any period, the sum of all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the Company) by the Company and the Restricted Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company, provided, however, that such term shall not include any amount in respect of the value of all net non-current assets of businesses acquired by the Company and the Restricted Subsidiaries during such period, including all purchase price adjustments.

                 "Capital Lease" means, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capitalized Lease Obligation.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

                 "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

                 "Change of Control" means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Execution Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Execution Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Execution Date, except that a person or such group shall be deemed to have "beneficial ownership" of all shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; (b) the Company consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the Company in a transaction not otherwise permitted by Section 8.02; (c) the Company conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the Company approve any plan of liquidation or dissolution of the Company; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                 "Change of Control Event" means (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to Section 14(d) of the Exchange Act.

                 "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                 "Code" means Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                 "Collateral" means, collectively, all the properties and assets of the Loan Parties described in and subject to the Liens purported to be created by the Security Documents.

                 "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender under the heading "Commitment" on the signature page for such Lender or, in the case of any Person who becomes a Lender after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Lender, in each case, as the same may be terminated in whole or from time to time in part pursuant to Section 4.02, Section 4.03 or
Article X.


                 "Commitment Fees" has the meaning specified in Section
4.01(a).

                 "Communications" has the meaning specified in Section 12.02.

                 "Company" has the meaning specified in the introduction to this Agreement.

                 "Company Pledge Agreement" means the Pledge Agreement dated as of June 26, 1996, as amended as of the date hereof, and executed by the Company and the Agent for the benefit of Secured Parties.

                 "Company Security Agreement" means the Security Agreement dated as of June 26, 1996, as amended as of the date hereof, and executed by the Company and the Agent for the benefit of the Secured Parties.

                 "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (a) all income taxes (including state franchise taxes based on income) of the Company and the Restricted Subsidiaries paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period; (c) depreciation and amortization of the Company and the Restricted Subsidiaries for such period determined in accordance with GAAP; and (d) other non-cash charges (excluding any such non- cash charges to the extent they require an accrual of, or reserve for, cash charges for any future periods) for such period determined in accordance with GAAP.

                 "Consolidated Indebtedness" means, at the date of any determination thereof, Indebtedness of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means (without duplication), with respect to the Company and the Restricted Subsidiaries for any period, the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of all Indebtedness of the Company and the Restricted Subsidiaries including (a) the interest portion of any deferred payment obligation, (b) the portion of any rental obligation (other than rental obligations incurred in connection with Tax Benefit Transfer Leases) in respect of any Capitalized Lease Obligation or Sale-Leaseback Transaction allocable to interest expense and (c) any non-cash interest payments or accruals (including amortization of original issue discounts but excluding amortization of capitalized issuance costs), all determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" of the Company and the Restricted Subsidiaries means, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded, without limitation, from such net income (to the extent otherwise included therein):

                 (a)      net extraordinary gains and losses;

                 (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

                 (c) the net income of any Person in which any of the Company or any Restricted Subsidiary has a joint equity interest, but only to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary by such other Person during such period;

                 (d) the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary by such Unrestricted Subsidiary during such period;

                 (e) the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or prior to the date its assets are acquired by the Company or any of the Restricted Subsidiaries;

                 (f) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

                 (g) any gains or losses attributable to write-ups or write-downs of assets other than in the ordinary course of business; and

                 (h)      foreign currency translations or adjustments.

                 "Credit Event" means the making of any Loan or the issuance or the extension of any Letter of Credit.

                 "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                 "Default Rate" has the meaning specified in Section 2.08.

                 "Designated Payment Date" means June 30, September 30, December 31 and March 31 in any year; provided, however, if in any such year a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the preceding Business Day.

                 "Disqualified Stock" means any Capital Stock issued by the Company or any Restricted Subsidiary that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of an event or with the passage of time, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on, or prior to, the Stated Maturity Date, or which is exchangeable or convertible into debt securities of the Company or any Subsidiary, except to the extent that such exchange or conversion rights cannot be exercised prior to the Stated Maturity Date.

                 "Distribution Date" has the meaning specified in Section
10.03.

                 "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

                 "domestic" means, when used with respect to any Subsidiary of any Person, a Subsidiary of such Person organized under the laws of one of the states of the United States or the District of Columbia.

                 "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on such Lender's signature page to this Agreement or, as to any Person who becomes a Lender after the date hereof, on the signature page of the Assignment and Acceptance executed by such Person, in the Administrative Questionnaire delivered by such Person or such other office of such Lender as such Lender may hereinafter designate from time to time its "Domestic Lending Office" by notice to the Company and the Agent.

                 "Domestically Owned Foreign Restricted Subsidiary" means any foreign Restricted Subsidiary of the Company, all of the Capital Stock of which is owned by the Company or one or more domestic Restricted Subsidiaries or both.

                 "Drawing" has the meaning specified in Section 3.04(a).

                 "Effective Date" means the date on which the conditions to borrowing set forth in Article V are first met.

                 "Eligible Assignee" means (a) any Lender; (b) a commercial bank organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) any other bank approved by the Agent and the Company.

                 "Eligible Inventory" means, at any time, all inventory (as such term is defined in Section 9-109(4) of the UCC) of a Loan Party for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and each Lender the accuracy and completeness of such statements as to said inventory):

                 (a) Said inventory shall be valued in accordance with GAAP and (i) shall include raw materials and finished goods but (ii) shall not include goods that are classified as "work-in-progress";

                 (b) Said inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of a Loan Party;

                 (c) Said inventory is not (i) located outside the United States of America or (ii) in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of a Loan Party or, if it is in any such Person's possession, the Company or its applicable Subsidiaries shall have notified (in a manner that effectively under applicable law creates a valid and first priority perfected Lien in favor of the Agent, on behalf of the Lenders, in such inventory) such warehouseman, bailee, agent, processor or customer and such warehouseman, bailee, agent, processor or customer has waived or subordinated any Lien (other than Permitted Collateral Liens of a type described in clause (a) or (b) of the definition of that term) it may claim therein and agreed to hold all such inventory for the Agent's account subject to the Agent's instructions;

                 (d) Each of the representations and warranties set forth in the Security Documents with respect to said inventory is true and correct in all material respects on such date;

                 (e) Said inventory is, and at all times will be, free and clear of all Liens, except the Agent, on behalf of the Lenders, shall have the first-priority perfected Lien covering said inventory subject only to Permitted Collateral Liens of a type described in clause (a) or (b) of the definition of that term;

                 (f) Said inventory does not include goods that have been damaged or returned;

                 (g)      Said inventory is not Permitted Consigned Inventory;
         and

                 (h) Said inventory does not include goods that are not owned by a Loan Party or that are held by a Loan Party pursuant to a consignment agreement.

                 "Eligible Receivables" means, at any time, the net invoice or ledger amount owing on each account (which shall mean any "account" as such term is defined in Section 9-106 of the UCC and any "chattel paper" as such term is defined in Section 9-105(l)(b) of the UCC) of a Loan Party arising from the sale, lease or exchange of goods or the rendering of any service by a Loan Party (net of any credit balance, returns, trade discounts or unbilled amounts or retention) for which each of the following statements is accurate and complete (and the Company by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and the Lenders the accuracy and completeness of such statements):

                 (a) Said account or chattel paper is a binding and valid obligation of the obligor thereon in full force and effect;

                 (b) Said account or chattel paper is genuine as appearing on its face or as represented in the books and records of a Loan Party;

                 (c) Said account or chattel paper is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

                 (d) Payment of said account or chattel paper is less than 90 days past due as determined by the due date stated on the invoice therefor (or if said account or chattel paper is not paid by reference to an invoice in the ordinary course of business but instead by reference to the terms of the agreements creating said account or chattel paper, said account or chattel paper has not remained unpaid beyond 90 days after the due date therefor);

                 (e) Said account or chattel paper is net of concessions, offset (excluding any accounts payable offset supported by a letter of credit) or understandings with the obligor thereon of any kind;

                 (f) Said account or chattel paper is, and at all times will be, free and clear of all Liens, except the Agent, on behalf of the Lenders, shall have a first priority perfected Lien covering said account;

                 (g) Said account or chattel paper is derived from goods sold or leased or services rendered to the obligor in the ordinary course of business of a Loan Party;

                 (h) Said account or chattel paper is not (i) carried on the books of a Loan Party, as an "exchange account receivable" or (ii) subject to an exchange agreement with another Person;

                 (i) Said account or chattel paper is not payable by an obligor who is more than 90 days past due with regard to 20% or more of the total accounts and chattel paper owed by such obligor or any of its Affiliates;

                 (j) The obligor on said account or chattel paper has been sent an invoice within 10 days after said account or chattel paper has been entered on the financial records of a Loan Party;

                 (k) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account or chattel paper by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                 (l) The obligor on said account or chattel paper (i) is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; and (ii) is not affiliated, directly or indirectly, with the Company as a Subsidiary or other Affiliate, employee or otherwise;

                 (m) The goods sold or leased or services rendered resulting in the right to payment in connection with said account were sold, leased or rendered in a state or territory of the United States of America (excluding, however, such goods which are sold or leased for export outside of the United States of America), said account or chattel paper is payable in the United States of America, and the obligor thereon is subject to the jurisdiction of federal, state or provincial courts in the United States of America, unless said account or chattel paper is backed by a letter of credit in form and substance acceptable to the Agent and issued by an issuer, having capital and surplus in excess of $500,000,000 and having ratings of A1 and P1 by Standard & Poor's Rating Group and Moody's Investors Service, Inc., respectively;

                 (n) In the case of the sale of goods, the subject goods have been sold to an obligor on an absolute sale basis on open account and not on consignment, on approval or a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the said account is not, evidenced by chattel paper or an instrument of any kind;

                 (o) Each of the representations and warranties set forth in the Security Documents with respect to said account or chattel paper is true and correct in all material respects on such date; and

                 (p) Said account or chattel paper has not been otherwise determined by the Agent, in its good faith discretion, to be unacceptable in accordance with its customary practices for facilities of this nature;

provided, that, if any account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds 15% of the total balance then due on all Eligible Receivables, the amount of said account in excess of 15% of such total balance then due shall be excluded from Eligible Receivables.

                 "Environmental Laws" means any Requirement of Law and any applicable judicial or administrative interpretations thereof, as well as any applicable judicial or administrative orders, decrees or judgments, relating to pollution, environmental, health, safety, industrial hygiene or similar matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

                 "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is under common control with the Company or any other Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes the Company or any Loan Party and which is treated as a single employer under Section 414 of the Code and the regulations thereunder, with a Loan Party and (b) any Subsidiary of any Loan Party.

                 "Eurodollar Lending Office" means, with respect to each Lender, the branches or affiliates of such Lender which such Lender has designated as its "Eurodollar Lending Office" on such Lender's signature page to this Agreement or, as to any Person who becomes a Lender after the date hereof, on the signature page of the Assignment and Acceptance executed by such Person, in the Administrative Questionnaire delivered by such Person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

                 "Eurodollar Rate Borrowing" means a Borrowing comprised of Eurodollar Rate Loans.

                 "Eurodollar Rate Loan" means any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Events of Default" has the meaning specified in Section
10.01.

                 "EVI Arrow" means EVI Arrow, Inc., a Delaware corporation.

                 "EVI-Highland" means EVI-Highland Pump Company, a Delaware corporation.

                 "EVI International" has the meaning specified in the introduction to this Agreement.

                 "EVI Oil Tools" means EVI Oil Tools, Inc., a Delaware corporation, resulting from the merger of EVI Oil Tools, Inc., a Delaware corporation, and Production Oil Tools, Inc., a Wyoming corporation, with and into EVI-Highland and the change of the name of EVI-Highland to EVI Oil Tools, Inc..

                 "EVI Oil Tools Eligible Inventory" means the Eligible Inventory owned by EVI Oil Tools.

                 "EVI Watson Packers" means EVI Watson Packers, Inc., a Delaware corporation.

                 "Excess Funding Obligor" has the meaning specified in Section 9.05.

                 "Excess Payment" has the meaning specified in Section 9.05.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Loan Parties and each Lender listed on the signature pages hereof and the Agent shall have received counterparts hereof which taken together, bear the signature of the Loan Parties and each Lender and the Agent.

                 "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

                 "Federal Funds Effective Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

                 "Fees" means all amounts payable pursuant to Section 4.01.

                 "Financial Statement Delivery Date" means the date on which the quarterly or annual financial statements of the Company are to be delivered pursuant to Section 7.01(a) or Section 7.01(b), as the case may be.

                 "foreign" means , when used with respect to a Subsidiary of any Person, a Subsidiary of such Person organized under the laws of any jurisdiction other than a state of the United States or the District of Columbia.

                 "Foreign Owned Foreign Restricted Subsidiary" means any foreign Restricted Subsidiary the Capital Stock of which is owned by one or more foreign Restricted Subsidiaries of the Company.

                 "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and, in the case of the Company, such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Grant Prideco" means Grant Prideco, Inc., a Delaware corporation, the successor of a merger of Prideco, Inc., a Texas corporation, with and into Grant Prideco, Inc.

                 "Grant Prideco Eligible Inventory" means the Eligible Inventory owned by Grant Prideco.

                 "Guaranteed Obligations" has the meaning specified in Section 9.01.

                 "Guaranty" means the guaranty of the Subsidiary Guarantors contained in Article IX.

                 "Hazardous Materials" means any hazardous substance, hazardous or toxic waste, pollutant, contaminant, oil, petroleum product, or other substance which is listed, regulated, or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial obligations may be imposed, under any Environmental Laws.

                 "Highest Lawful Rate" means, as to any Lender, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Lender is then permitted to charge the Company on the Loans.

                 "Highland Corod" means Highland Corod, Inc., a corporation organized under the laws of Canada.

                 "Highland Corod Indebtedness" means the indebtedness of Highland Corod to one or more lenders in a principal amount not to exceed 20,000,000 Canadian dollars at any time outstanding.

                 "Impermissible Qualification" means, relative to any opinion by independent public accountants as to any financial statement of the Company and its Subsidiaries, any qualification or exception to such opinion:

                 (a)      which is of a "going concern" or a similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement or reliance on the opinions of other independent public accountants (other than scope limitations included in the standard form of opinion utilized by such accountants); or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default under Article VIII.

                 "Indebtedness" means (without duplication), with respect to any Person, (a) any liability of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument, (iii) for the balance deferred and unpaid of the purchase price for any property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (iv) for the payment of money relating to the principal portion of any Capitalized Lease Obligation; (b) any obligation of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a consensual Lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (c) all net obligations of such Person as of the date of a required calculation under foreign currency hedges entered into in the ordinary course of business and not for the purpose of speculation; (d) all Assurances of such Person of the Indebtedness of any other Person of the type referred to in clauses (a) or (c); and (e) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

                 "Indemnitee" has the meaning specified in Section 12.05.

                 "Indenture" means the Indenture dated as of March 15, 1994, among the Company, certain Subsidiaries thereof, and Chemical Bank, as trustee, and covering the 10 1/4% Senior Notes due 2004.

                 "Information Memorandum" means the Confidential Information Memorandum dated May 1996 furnished by the Agent to the Lenders.

                 "Insurance Opinion" has the meaning specified in Section 7.03.

                 "Interest Coverage Ratio" means, at December 31, 1996 and at the end of each fiscal quarter thereafter, the ratio of (a) the excess of Consolidated EBITDA for the fiscal quarter then ended and for the immediately preceding three fiscal quarters over Capital Expenditures of the Company and the Restricted Subsidiaries made or incurred during such four fiscal quarters to (b) Consolidated Interest Expense for such four fiscal quarters.

                 "Interest Period" has the meaning specified in Section 2.09.

                 "Interest Rate Agreement" means an interest rate protection agreement (including interest rate swaps, caps, floors, collars and similar agreements) and other types of interest rate hedging agreements.

                 "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

                 "Issuing Bank" means the Lender that issues Letters of Credit under this Agreement, which on the Effective Date will be Chase.

                 "Issuing Bank Fees" has the meaning specified in Section
4.01(b).

                 "Lender" has the meaning specified in the introduction to this Agreement.

                 "Letter of Credit Fees" has the meaning specified in Section 4.01(b).

                 "Letter of Credit Limit" means $15,000,000.

                 "Letter of Credit Margin" means, with respect to each Letter of Credit, the Margin applicable from time to time to Loans that are Eurodollar Rate Loans.

                 "Letter of Credit Outstandings" means, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the amount of all Unpaid Drawings in respect of all Letters of Credit.

                 "Letter of Credit Request" has the meaning specified in
Section 3.02.

                 "Letters of Credit" has the meaning provided in Section 3.01.

                 "LIBO Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate at which dollar deposits approximately equal in principal amount to the entire portion of such Borrowing and for a maturity equal to the applicable Interest Period are offered in immediately available funds at the principal office of Chase or any other institution that may be the Agent in London, England (or if such other institution does not at the time any such determination is made, maintain an office in London, England, the principal office of any Affiliate of such other institution in London, England) by leading banks in the London interbank market for eurodollars at approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period.

                 "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement or any lease (excluding, however, any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind.

Neither negative pledges, nor covenants to abstain from granting liens on or security interests in assets of the Company or any of its Subsidiaries, shall constitute Liens, and the inclusion of any such provisions in agreements of the Company or any of its Subsidiaries shall not constitute a breach or violation of this Agreement.

                 "Lines of Business" means any of (a) the manufacture, production, distribution or sale of oil field service equipment; (b) the provision of any other oil field services to Persons in the oil and gas industry; (c) the manufacture, production, distribution, leasing as a lessor or sale of any products for use in the oil and gas industry; and (d) the provision of other services and the sale of other goods related to any of the foregoing.

                 "Loan" and "Loans" have the meanings provided in Section 2.01.

                 "Loan Documents" means, collectively, this Agreement (including the Guaranty), the Notes, the Letter of Credit Requests, the Applications, the Agent's Letter, the Security Documents and all other instruments and documents from time to time executed and delivered by any Loan Party in connection herewith and therewith.

                 "Loan Party" means the Company or any Subsidiary Guarantor and "Loan Parties" means the Company and the Subsidiary Guarantors.

                 "Majority Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans or if no Loans are outstanding, Lenders having at least 66 2/3% of the sum of the available Total Commitment.

                 "Mallard Bay Drilling" has the meaning specified in the Preliminary Statements.

                 "Mallard Subsidiaries" has the meaning specified in the Preliminary Statements.

                 "Margin" means, with respect to any Loan for any Reference Period, the rate of interest per annum determined as set forth below as a function of whether such Loan is a Eurodollar Rate Loan or an Alternate Base Rate Loan:

                 (a) during the period from the Execution Date to the Financial Statement Delivery Date for the fiscal quarter of the Company ending December 31, 1996, the Margin will be:

                          Eurodollar               Alternate Base
                          Rate Loan                   Rate Loan
                          ----------               ---------------
                             7/8%                        0%

                 (b) if the Margin is to be determined with respect to the consolidated balance sheet included in the financial statements delivered pursuant to Section 7.01(a) or Section 7.01(b), on any Financial Statement Delivery Date for any fiscal quarter of the Company ending on or after December 31, 1996, the Margin for each Type of Loan shown below the applicable percentage that Consolidated Indebtedness is of Total Capitalization based on that balance sheet:

                          (i)   if, at the end of such fiscal quarter,
         Consolidated Indebtedness is less than 30% of Total Capitalization, the Margin will be:

                          Eurodollar               Alternate Base
                          Rate Loan                    Rate Loan
                          ----------               --------------
                             5/8%                         0%

                          (ii)  if, at the end of such fiscal quarter,
         Consolidated Indebtedness is equal to or greater than 30% but less than 40% of Total Capitalization, the Margin will be:

                          Eurodollar               Alternate Base
                          Rate Loan                   Rate Loan
                          ----------               --------------
                             7/8%                         0%

                          (iii) if, at the end of such fiscal quarter, Consolidated Indebtedness is equal to or greater than 40% but less than 45% of Total Capitalization, the Margin will be:

                          Eurodollar               Alternate Base
                          Rate Loan                   Rate Loan
                          ----------               --------------
                            1 1/4%                       1/4%

                          (iv)  if, at the end of such fiscal quarter,
         Consolidated Indebtedness is equal to or greater than 45% of Total Capitalization, the Margin will be:

                          Eurodollar               Alternate Base
                          Rate Loan                   Rate Loan
                          ----------               --------------
                            1 1/2%                       1/2%

                 Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7.01(a) or Section 7.01(b) are not delivered within the time periods specified in Section 7.01(a) or Section 7.01(b), as the case may be, the Margin shall be the Margin set forth in clause
(b)(iv) above until the date such statements are delivered.

                 "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the Company and the Restricted Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Loan Parties to collectively perform the payment or other material obligations hereunder or under the Notes and other Loan Documents or (ii) the ability of the Agent or the Lenders to realize the material benefits intended to be provided by the Loan Parties under the Loan Documents or (c) the subjection of any of the Agent or any Lender to any civil or criminal liability.

                 "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                 "Net Available Proceeds" means, with respect to any Asset Disposition, the cash and cash equivalent payments (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received and excluding any other consideration until such time as such consideration is converted into cash) received from such Asset Disposition, net of (a) fees, commissions, expenses and other direct costs of sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions); (c) amounts required to be applied to the repayment of Indebtedness which is secured by a Lien on the asset or assets that are subject to such Asset Disposition or Indebtedness which must by its terms, or in order to obtain a necessary consent, or by applicable law, be repaid out of the proceeds of such Asset Disposition; (d) any amount required to be paid to any Person (other than the Company or any of the Restricted Subsidiaries) owning a beneficial interest in the stock or other assets sold; and (e) any reserve or adjustment in respect of the sale price of such asset or assets.

                 "Net Worth" means, as to the Company, the sum of the par value or stated value of its Capital Stock, capital in excess of par or stated value of shares of its Capital Stock, retained earnings (or minus accumulated deficit) and any other account which, in accordance with GAAP, constitutes stockholders' equity, excluding (a) any treasury stock, (b) the net worth of all Unrestricted Subsidiaries determined for each Unrestricted Subsidiary in accordance with the provisions of this definition but without regard to this clause (b) and (c) the effects upon net worth resulting from the translation of foreign currency denominated assets into Dollars.

                 "New Subsidiary" has the meaning specified in Section 8.02(f).

                 "Non-Excluded Taxes" has the meaning specified in Section
4.07.

                 "Note" and "Notes" have the meanings specified in Section 2.05(a).

                 "Notice of Borrowing" has the meaning provided in Section
2.03.

                 "Notice of Conversion" has the meaning provided in Section
2.06.

                 "Notice of Default" has the meaning specified in Section
10.01.

                 "Obligations" means collectively:

                 (a) the payment of all indebtedness and liabilities by, and performance of all other obligations of, the Company in respect of the Loans;

                 (b) all obligations of the Company under, with respect to and relating to the Letters of Credit whether contingent or matured;

                 (c) the payment of all other indebtedness and liabilities by and performance of all other obligations of, the Company to the Agent and the other Secured Parties under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Company to the Agent and the other Secured Parties for fees, costs and expenses (including reasonable attorneys' fees and expenses) under the Loan Documents;

                 (d) the payment of all sums advanced by the Agent or any other Secured Party under any other Security Document to protect the Collateral or any other collateral covered thereby, with interest thereon at the Default Rate;

                 (e) the payment of all sums advanced and costs and expenses incurred by the Agent or any other Secured Party under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or, any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of any Loan Party, the Agent or any other Secured Party; and

                 (f) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under (a) through (e) above.

                 "OECD" means the Organization for Economic Cooperation and Development (or any successor).

                 "Operating Rights" has the meaning specified in Section 6.15.

                 "Other Activities" has the meaning specified in Section 11.03.

                 "Original Credit Agreement" has the meaning specified in the Preliminary Statements.

                 "Other Financings" has the meaning specified in Section 11.03.

                 "Parker" means Parker Drilling Company, a Delaware corporation.

                 "Payment Office" means the office of the Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle 1 or any entity succeeding to all or any of its functions under ERISA.

                 "Percentage Participation" means, for each Lender, with respect to the Loans, each Letter of Credit and the Letter of Credit Outstandings, that percentage obtained when dividing the amount of such Lender's Commitment by the Total Commitment.

                 "Permitted Business Acquisition" has the meaning specified in
Section 8.02(f).

                 "Permitted Business Investments" means (a) Investments by the Company or any domestic Wholly Owned Restricted Subsidiary in any Person (other than Highland Corod) which, immediately after the making of such Investment, is a Wholly Owned Restricted Subsidiary; (b) Investments in the Company by any Restricted Subsidiary which, if any such Investment is a loan or other extension of credit, is evidenced by a note and subordinated in right of payment to full and final payment of the Obligations; (c) loans and other extensions of credit to officers, directors and employees of the Company and its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of the business of the Company and its Subsidiaries; (d) Investments and payments to any employee, officer or director of the Company or any of the Restricted Subsidiaries pursuant to employee benefit plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Company or such Restricted Subsidiary or payments, contributions or transactions relating to such plans; (e) Permitted Joint Venture Investments; (f) Investments in up to 30,566 shares of Parker Series D Convertible Preferred Stock, $1.00 par value per share, issued by Parker, and any capital stock of Parker acquired upon conversion of the Series D Preferred Stock, and all securities acquired in exchange for any of the foregoing, and
(g) the repurchase option, set forth in the Stock Repurchase Agreement dated as of August 20, 1996, between the Company and Alberta, pursuant to which the Company or its Subsidiary acquired shares of capital stock of Alberta, and

Alberta was granted the right to repurchase such shares for Canadian $1,000,000 (subject to adjustment) plus interest on the purchase price from the date the Company purchased such shares; provided, that the aggregate principal amount of loans and other extensions of credit, Investments and payments made pursuant to clauses (c) and (d) above does not exceed $2,000,000 at any one time outstanding.

                 "Permitted Collateral Liens" means (a) the security interests created pursuant to the Security Documents, (b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are being maintained on the books of the Company in conformity with GAAP, (c) carriers', warehouseman's, landlords', storage, mechanics', materialmen's, repairmen's or other like Liens securing liabilities arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (d) Liens of creditors of consignees of Permitted Consigned Inventory and (e) other Liens on Inventory of the Company or any of its Subsidiaries provided the aggregate amount of liabilities secured by all such Liens does not exceed $1,000,000.

                 "Permitted Company Refinancing Indebtedness" means (a) Indebtedness of the Company existing on June 26, 1996, the terms of which have been amended, modified or supplemented in a manner that does not (i) adversely affect the priority of such Indebtedness in right of payment in relation to the Notes, (ii) accelerate the maturity of such Indebtedness or (iii) shorten the Average Life of such Indebtedness and (b) Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company; provided that (A) if the Indebtedness (including the Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Notes, then such Indebtedness is pari passu with or subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (B) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased and such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP), (y) the amount of accrued and unpaid interest, if any, on the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (z) the amount of fees, expenses and costs related to the incurrence of such Permitted Company Refinancing Indebtedness.

                 "Permitted Consigned Inventory" means (a) inventory of the Loan Parties which the Loan Parties have consigned to persons for sale in the ordinary course of such Person's business; provided that the aggregate fair market value (as evidenced by the invoiced sales price to such consignee) of the Inventory of all Loan Parties so consigned does not at any time exceed $10,000,000, as determined in good faith by the Board of Directors of the Company and (b) tubular goods delivered from time to time by a Loan Party for additional processing by third parties so long as the aggregate book value of all such goods delivered by the Company and the Restricted Subsidiaries does not at any time exceed $10,000,000.

                 "Permitted Financial Investments" means the following kinds of instruments:

                 (a) investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company (i) organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $200,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or any of the Restricted Subsidiaries, rated A-1 by Standard & Poor's Rating Group or P-1 by Moody's Investors Service, Inc. or (ii) organized under the laws of any jurisdiction other than the United States or any state thereof, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country;

                 (b) deposit accounts (i) in a bank or trust company organized under the laws of the United States or any state thereof, having capital surplus and undivided profits aggregating at least $200,000,000 and whose commercial paper (or that of the holding company with which such bank or trust company is affiliated) is rated A-1 by Standard & Poor's Rating Group or P-1 by Moody's Investors Service, Inc., (ii) in banks outside of the United States, in currencies other than U.S. dollars, which banks provide working capital, operating accounts or similar services to one or more Restricted Subsidiaries at such foreign banks, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country and (iii) in a bank organized under the laws of the United States or any state thereof not included in the descriptions in clause (i) or (ii) above, so long as the aggregate amount on deposit in such bank by the Company and the Restricted Subsidiaries does not exceed $500,000;

                 (c) receivables arising from the sale of goods and services in the ordinary course of business of the Company and the Restricted Subsidiaries;

                 (d) investments in eurodollars not in excess of $10,000,000 in the aggregate at any one time outstanding, issued by any bank or trust company having capital, surplus and undivided profits aggregating at least $200,000,000 and whose long term certificates of deposit are, at the time of acquisition thereof by the Company or any Restricted Subsidiary, rated A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Service, Inc.;

                 (e)      marketable direct obligations issued or
         unconditionally guaranteed by the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing no later than one year from the date of acquisition;

                 (f) the acquisition or ownership of Capital Stock or obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Restricted Subsidiary;

                 (g) money market, mutual or similar funds that invest in obligations referred to in clauses (a) or (e) of this definition, in each case having assets in excess of $500,000,000;

                 (h) foreign currency hedging transactions entered into in the ordinary course of business and not for the purpose of speculation the effect of which is to hedge or limit the risk of the Company or any Restricted Subsidiary arising from exchange rate fluctuations on investments in the currency position hedged; and

                 (i) investments and common stock of publicly held companies not exceeding $25,000 at any one time outstanding.

                 "Permitted Indebtedness" means, without duplication,

                 (a) Indebtedness of the Company and the Restricted Subsidiaries under this Agreement and the other Loan Documents;

                 (b) the Highland Corod Indebtedness and any guaranty thereof by the Company;

                 (c) other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Execution Date and listed on Schedule 1.01A;

                 (d) Indebtedness of the Company to any Restricted Subsidiary; provided that such Indebtedness of the Company is evidenced by a note and is subordinated in right of payment to the prior payment in full of the Obligations;

                 (e) Indebtedness of a Restricted Subsidiary (other than Highland Corod) to another Restricted Subsidiary;

                 (f) Indebtedness of Highland Corod to the Company or any Restricted Subsidiary so long as the aggregate amount of all such Indebtedness does not exceed $5,000,000 at any time outstanding;

                 (g) Indebtedness of any entity or asset existing at the time such entity or asset is acquired by the Company or any Restricted Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided (i) that such Indebtedness is not created, incurred or assumed in contemplation of such acquisition of such entity or asset and (ii) the aggregate amount of all such Indebtedness does not exceed in the aggregate $10,000,000 outstanding at any time;

                  (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days;

                 (i) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligation of the Company or any Restricted Subsidiary incurred or assumed in connection with the disposition of any business, assets or any Restricted Subsidiary other than Assurances by the Company or any Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or a portion of such business, asset or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability with respect to all such Indebtedness and the amount of Indebtedness subject to such Assurances, in each case with respect to a particular transaction, shall at no time exceed the gross proceeds actually received from the sale of such business, asset or Restricted Subsidiary in the transaction in compliance with Section 8.02;

                 (j) Indebtedness constituting the net obligations of a Person as of the date of a required calculation under foreign currency hedges entered into in the ordinary course of business and not for the purpose of speculation;

                 (k)      Permitted Subsidiary Refinancing Indebtedness;

                 (l)      Permitted Company Refinancing Indebtedness;

                 (m)(i) Indebtedness arising under industrial revenue bonds due from Grant Prideco, as successor to Tubular Corporation of America, a Delaware corporation ("TCA"), in an amount not to exceed $2,000,000; (ii) reimbursement obligations, not to exceed $1,500,000, that may become due from Grant Prideco, as successor to TCA, to Toronto-Dominion Bank; (iii) indebtedness arising under that certain Tax Benefit Transfer Lease dated November 30, 1982 between The Scott Fetzer Company and Grant Prideco, as successor to TCA; (iv) indebtedness arising under that certain Tax Benefit Transfer Lease dated November 30, 1982 between The Scott Fetzer Company and Grant Prideco, as successor to the Muskogee Inspection Company, (v) indebtedness arising under that certain Tax Benefit Transfer Lease dated November 30, 1982 between The Scott Fetzer Company and Grant Prideco, as successor to the Muskogee Inspection Company; (vi) indebtedness arising under that certain Tax Benefit Transfer Lease dated November 30, 1982 between The Scott Fetzer Company and Grant Prideco, as successor to the Muskogee Inspection Company; (vii) indebtedness arising under that certain Tax

         Benefit Transfer Lease dated December 27, 1982 between St. Clairs' Inc. and Grant Prideco, as successor to TCA; (viii) indebtedness arising under that certain capitalized Equipment Lease dated September 20, 1994 between ICO, Inc. and Grant Prideco, as successor to TCA;
         (ix) Promissory Note of Grant Prideco, as successor to TCA, dated March 29, 1990, payable to USX Corporation in the amount of $360,000;
         (x) Note of Grant Prideco, as successor to TCA, payable to Premium Finance Specialists for $119,883 as of June 21, 1996; (xi) Deferred Rental Commitment of Grant Prideco, as successor to TCA, owed to Muskogee City-County Authority, in the amount of $126,753 as of June 21, 1996; and (xii) Promissory Note from EVI to Thomas P. McGrann dated August 5, 1996 in the amount of $656,789.83 related to the TCA acquisition;

                 (n) Indebtedness of Production Engemaq Industria E Comercio Ltda (Engemaq) and Irmaos Geremia Ltda., not to exceed $3,000,000;

                 (o) Indebtedness of the Company or any of its Subsidiaries, not to exceed Canadian $1,300,000 in the aggregate, incurred in connection with the acquisition of the business and assets of Superior Tube Limited Partnership;

                 (p) Indebtedness of the Company or any of its Subsidiaries, not to exceed $3,650,000 in the aggregate, assumed thereby or arising in connection with the acquisition of the business and assets of Arrow Completion Systems, Inc., a Texas corporation; and

                 (q) additional Indebtedness of the Company and the Restricted Subsidiaries which does not exceed in the aggregate $10,000,000 outstanding at any time.

                 "Permitted Joint Venture" means an investment in a Person other than a Restricted Subsidiary (a) that is engaged in one or more Lines of Business; and (b) no debt or equity interest in which (other than directors' qualifying shares) is or will be held by an officer or director of the Company or of any Restricted Subsidiary, or any spouse, immediate family member of, or other relative having the same principal residence as, any such officer or director, or any trust the beneficiary of which is any of the foregoing parties or any other Affiliate of the Company (except the Company or a Restricted Subsidiary).

                 "Permitted Joint Venture Investments" means Investments (other than Investments that are Permitted Financial Investments or a Permitted Business Investment pursuant to clauses (a) through (d) of the definition of a Permitted Business Investment) by the Company or any Restricted Subsidiary in a Permitted Joint Venture if, after giving effect to such Investment, the aggregate book value of all assets of the Company and the Restricted Subsidiaries (determined on the date of transfer) transferred since the Execution Date to Permitted Joint Ventures (less the lesser of (a) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) and (b) the aggregate book value of all such assets subsequently transferred back to the Company or any of its Wholly Owned Restricted Subsidiaries) would not exceed 10% of the Consolidated Tangible Net Worth of the Company and the Restricted Subsidiaries (determined as of the end of the Company's most recent fiscal quarter for which financial information is available immediately prior to the date of determination).

                 "Permitted Liens" means,  without duplication,

                 (a) Liens on assets of Highland Corod which on the date hereof secure the Highland Corod Indebtedness and Liens existing on the Execution Date and listed on Schedule 1.01B;

                 (b) Liens on assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries permitted under this Agreement;

                 (c) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries, as the case may be, in conformity with GAAP;

                 (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) easements, rights-of-way, use restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

                 (g) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

                  (h) Liens on the assets of any entity or asset existing at the time such entity is acquired by the Company or any Restricted Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Company or any Restricted Subsidiary; (ii) do not extend to any other assets of the Company or any Restricted Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                 (i) Liens created pursuant to this Agreement and the other Loan Documents;

                 (j) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                 (k) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

                 (l) Liens to secure obligations arising from statutory or regulatory requirements;

                 (m) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement;

                 (n) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

                 (o) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets;

                 (p) Liens securing Permitted Subsidiary Refinancing Indebtedness so long as such Permitted Subsidiary Refinancing Indebtedness is secured only by Liens on those assets that secured such Indebtedness prior to the renewal, extension, refinancing, refund or repurchase or by Liens otherwise permitted by this definition;

                 (q) Liens granted or Letters of Credit issued in connection with the Tax Benefit Transfer Lease Obligations; and

                 (r) additional Liens securing obligations in an aggregate amount not to exceed $10,000,000 at any one time.

                 "Permitted Subsidiary Refinancing Indebtedness" means

                 (a) Indebtedness of any Restricted Subsidiary (i) existing on June 26, 1996 and listed on Schedule 1.01A and (ii) would exist on the Execution Date (assuming that all unfunded commitments to advance any such Indebtedness are fully funded), the terms of which have been amended, modified or supplemented in a manner that does not
         (A)
         adversely affect the priority of such Indebtedness in right of payment in relation to the Guaranty, (B) accelerate the maturity of such Indebtedness or (C) shorten the Average Life of such Indebtedness; and

                 (b) Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that (A) with respect to Indebtedness of a Subsidiary Guarantor, if the Indebtedness (including any guarantee thereof) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guaranty, then such Indebtedness is pari passu with or subordinated in right of payment to the Guaranty at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (B) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (C) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the sum of (x) the aggregate principal amount then outstanding under the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP), (y) the amount of accrued and unpaid interest, if any, on the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (z) the amount of fees, expenses and costs related to the incurrence of such Permitted Subsidiary Refinancing Indebtedness.

                 "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or a government or any agency or political subdivision thereof.

                 "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which a Loan Party or an ERISA Affiliate contributes or has an obligation or liability to contribute or to the PBGC, including any such plan that may have been terminated.

                 "Pro Rata Share" has the meaning specified in Section 9.05.

                 "Qualified Stock" means, with respect to any Person, any Capital Stock of such Person or a Subsidiary of such Person that is not Disqualified Stock.

                 "Reference Period" means a period commencing on a Financial Statement Delivery Date and ending the day preceding the next succeeding Financial Statement Delivery Date.

                 "Register" has the meaning specified in Section 12.11(e).

                 "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

                 "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Requirements of Environmental Laws" means, as to any Person, the Requirement of Law imposed under any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

                 "Reserve Percentage" means, for any Lender and for any Interest Period, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) for such Lender in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

                 "Responsible Officer" means, with respect to any Loan Party, the President, the chief financial officer, the controller or any vice president of such Loan Party.

                 "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of stock or warrants, rights or options to acquire shares of stock of the Company, (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares, except to the extent that the consideration therefor consists of shares of stock (including warrants, rights or options relating thereto) of the Company and (c) any Investment by the Company or any Restricted Subsidiary not permitted by Section 8.06.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company, by a Board Resolution, may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that before and after giving effect thereto
(a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such designation, with the covenants contained in Article VIII, recomputed as at the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such designation had occurred on the first day of each relevant period for testing such compliance and (c) the Company shall have delivered to the Agent and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information and calculations demonstrating such compliance.

                 "Sale-Leaseback Transaction" means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person.

                 "Scheduled Capital Expenditures" means Capital Expenditures (other than Capital Expenditures made as part of a Permitted Business Acquisition).

                 "Secured Parties" means (a) the Lenders and (b) the Agent.

                 "Security Documents" means, collectively, the Company Pledge Agreement, the Subsidiary Guarantors Pledge Agreements, the Company Security Agreement, the Subsidiary Guarantors Security Agreements and any other agreement executed by any Loan Party securing the Obligations, including all security agreements and other documents delivered pursuant to Section 8.02(f).

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent" has the meaning specified in Section 6.16.

                 "Stated Amount" means, with respect to each Letter of Credit, at any time, the maximum amount then available to be drawn thereunder (without regard to whether any condition to drawing thereon could be met).

                 "Stated Maturity Date" means June 30, 1999 or the earlier date of the acceleration of the maturity of the Obligations pursuant to Section 10.01.

                 "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which Chase (or any other institution that is both a Lender and the Agent) is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Such reserve percentages shall include those imposed pursuant to Regulation D.

                 "Subsidiary" means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                 "Subsidiary Guarantors" has the meaning specified in the introduction to this Agreement.

                 "Subsidiary Guarantors Pledge Agreements" means the Pledge Agreement dated as of June 26, 1996 executed by Grant Prideco, Inc., a Delaware corporation, to the Agent for the benefit of the Secured Parties.

                 "Subsidiary Guarantors Security Agreements" means, collectively, the separate Security Agreements, each dated as June 26, 1996, as amended as of the date hereof and executed by a Subsidiary Guarantor to the Agent for the benefit of the Secured Parties and any security agreement executed after the date hereof by any New Subsidiary pursuant to Section 8.02(f).

                 "Tangible Net Worth" means, as to the Company as of the date of determination, Net Worth after deducting therefrom the following:

                 (a) any surplus resulting from the write-up of assets subsequent to December 31, 1996;

                 (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

                 (c) patents, trade names, trademarks, service marks and copyrights;

                 (d) leasehold improvements not recoverable at the expiration of a lease;

                 (e) deferred charges (including unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses); and

                 (f) any items not included in clauses (a) through (e) above which are treated as intangibles in conformity with GAAP.

                 "Tax Benefit Transfer Lease Obligations" means TCA's obligations incurred in connection with the TBT Leases.

                 "TBT Leases" means (i) tax transfer lease Agreement dated November 30, 1982, between The Scott Fetzer Company and the Company with related Escrow Agreement; (ii) tax transfer lease Agreement dated November 30, 1982 between The Scott Fetzer Company and Muskogee Inspection Company with related Escrow Agreement covering equipment with a tax cost of $1,678,158,
(iii) tax transfer lease Agreement dated November 30, 1982, between The Scott Fetzer Company and Muskogee Inspection Company with related Escrow Agreement covering equipment with a tax cost of $670,000 and (iv) tax transfer lease Agreement dated December 27, 1982, between St. Clairs' Inc. and the Company with related Escrow Agreement.

                 "TCA" has the meaning specified in the definition of Permitted Indebtedness.

                 "Total Capitalization" means, at any date, the sum of Consolidated Indebtedness and Net Worth at such date.

                 "Total Commitment" means the sum of the Commitments of the Lenders, which on the Effective Date will be $120,000,000.

                 "Total Unutilized Commitment" means, at any time, the sum of the Unutilized Commitments of the Lenders.

                 "UCC" means the Uniform Commercial Code in effect from time to time in the State of New York.

                 "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank).

                 "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                 "United States" and "U.S." each means United States of
America.

                 "Unpaid Drawing" has the meaning specified in Section 3.04(a).

                 "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary or (b) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a Board Resolution of the Company in accordance with the requirements of the following sentence with the consent of the Majority Lenders (which consent shall not be unreasonably withheld). The Company may hereafter designate any Subsidiary of the Company or of a Restricted Subsidiary (other than a Subsidiary Guarantor) to be an Unrestricted Subsidiary by a Board Resolution of the Company, as evidenced by written notice thereof delivered to the Agent, if at the time of and after giving effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing, (ii) such Subsidiary does not own or hold any Capital Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary and (iii) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. As of the date hereof, the Unrestricted Subsidiaries are: ENGY, Inc., Dongying Shengli- Highland Company Limited, Energy Ventures (Cyprus) Limited, Prideco Europe Limited, BakTexas, Grant Tubular Finishing, Limited, EVI (Barbados) Inc., Energy Ventures Far East Limited, Production Engemaq Comercio E Servicos Ltda. (Marservice, Ltd.), Irmaos Geremia Ltda., ENERPRO de Mexico S.A. de C.V., EVI, Inc., and EVI International, Inc.

                 "Unrestricted Subsidiary Indebtedness" of any Person, means Indebtedness of such Person (a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise contractually liable in any respect on, such Indebtedness), except that Unrestricted Subsidiary Indebtedness may include Assurances of such Person of Indebtedness of the Company, (b) which, with respect to Indebtedness incurred after the

Execution Date by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary and
(c) which is not secured by any assets of the Company or of any Restricted Subsidiary.

                 "Unutilized Commitment" for any Lender, at any time, means the remainder of (a) such Lender's Commitment at such time less (b) the sum of (i) the outstanding Loans made by such Lender and (ii) the product of (A) the Letter of Credit Outstandings at such time multiplied by (B) such Lender's Percentage Participation.

                 "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

                 "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which all issued and outstanding Capital Stock (excluding directors' qualifying shares) is directly or indirectly owned by the Company.

                 SECTION 1.02. Types of Loans. Loans hereunder are distinguished by"Type." The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Rate Loan or an Alternate Base Rate Loan.

                 SECTION 1.03. Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Company on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the Company and the Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII, or both, in such respects as shall reasonably be deemed necessary by the Majority Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP or Statutory Accounting Practices, and (b) the Company shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

                 SECTION 1.04. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                 (i) the singular number includes the plural number and vice versa;

                 (ii)     reference to any gender includes each other gender;

                 (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                 (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                 (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                 (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                 (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                 (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                 (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II

                                     LOANS

                 SECTION 2.01. Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees at any time and from time to time on and after the Effective Date and prior to the Stated Maturity Date, to make a loan or loans (each a "Loan") to the Company, which Loans (i) shall, at the option of the Company, be made and maintained pursuant to one or more Borrowings comprised of Alternate Base Rate Loans or Eurodollar Rate Loans; provided that, except as otherwise specifically provided herein, all Loans comprising all or a portion of the same Borrowing shall at all times be of the same Type and, in the case of a Eurodollar Rate Borrowing, shall have the same Interest Period, (ii) may be borrowed, repaid and reborrowed in accordance with the provisions hereof and (iii) shall not exceed in aggregate principal amount at any time outstanding (after giving effect to the principal amount for any Lender of all Loans repaid and all Unpaid Drawings in respect of Letters of Credit reimbursed prior to or concurrently with the making of any
Loan) that amount which, when added to the product of such Lender's Percentage Participation of the Letter of Credit Outstandings at such time, equals the Commitment of such Lender. Notwithstanding the foregoing, the sum of the aggregate outstanding principal amount of the Loans of all Lenders plus the Letter of Credit Outstandings at no time shall exceed the lesser of the Total Commitment and the Borrowing Base. The provisions of this Section 2.01 shall not be applicable to Loans made by the Lenders pursuant to Section 3.03(b).

                 SECTION 2.02. Minimum Amount of Each Borrowing. Except with respect to Loans made pursuant to Section 3.03(b), the aggregate principal amount of each Borrowing made by the Lenders shall not be less than the lesser of (i) $3,000,000 and (ii) the Total Unutilized Commitment and, if greater, shall be an integral multiple of $1,000,000.

                 SECTION 2.03. Notice of Borrowing. (a) Whenever the Company desires to make a Borrowing hereunder, the Company shall give notice (which may be in the form of telephonic notice promptly confirmed in writing) to the Agent (a "Notice of Borrowing") (i) in the case of a Borrowing to be comprised of Alternate Base Rate Loans, not later than 10:00 a.m. (New York City time) on the Borrowing Date for such Borrowing and (ii) in the case of a Eurodollar Rate Borrowing, not later than 11:00 a.m. (New York City time) three Business Days prior to the Borrowing Date for such Borrowing. Each Notice of Borrowing shall be irrevocable and shall be in the form of Exhibit 2.03 specifying (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing,
(B) the Borrowing Date (which shall be a Business Day), (C) whether the Loans to be made pursuant to such Borrowing is to be initially maintained as Alternate Base Rate Loans or Eurodollar Rate Loans and (D) if the proposed Borrowing is to be comprised of Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Company may submit one or more Notices of Borrowing on any Business Day.

                 (b) The Agent shall promptly give the Lenders telecopy notice or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of each Lender's proportionate share thereof and of the other matters covered by each Notice of Borrowing.

                 SECTION 2.04. Disbursement of Funds. (a) Not later than noon (New York City time) on the Borrowing Date for each Borrowing, each Lender will make available its pro rata portion of the amount of such Borrowing in Dollars and in immediately available funds at the Payment Office. The Agent will credit the amounts so received to the general deposit account of the Company with the Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Lenders as soon as practicable; provided, however, if and to the extent the Agent fails to return any such amounts to a Lender on the Borrowing Date for such Borrowing, the Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Lender, at the Federal Funds Effective Rate.

                 (b) Unless the Agent shall have been notified by any Lender prior to the Borrowing Date that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender by the required time on the Borrowing Date therefor and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two Business Days after demand therefor. The Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to
(i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Company (1) on or before the date that is two days after demand therefor, the lesser of (A) the Highest Lawful Rate or (B) the sum of the Alternate Base Rate or the LIBO Rate, as the case may be, in effect with respect to the Loans made by the other Lenders comprising the remainder of the Borrowing, plus the Margin then applicable to such Loans and (2) thereafter, the lesser of (A) the Highest Lawful Rate or (B) the Default Rate in effect from time to time; provided, that no such Loan shall bear interest pursuant to this clause (2) at a rate per annum less than the rate of interest applicable thereto pursuant to clause
(1) above. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

                 SECTION 2.05. Notes. (a) The Company's obligation to pay the principal of, and interest on, the Loans made by each Lender (including Loans made pursuant to Section 3.03(b)) shall be evidenced by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit 2.05 hereto with blanks appropriately completed in conformity herewith (each a "Note"), which Note shall (i) be payable to the order of such Lender and be dated the Execution Date (or as to any Person that becomes a Lender after the Execution Date, the date specified in the Assignment and Acceptance executed by such Lender), (ii) be in a stated principal amount equal to the Commitment of such Lender and be payable in the principal amount of the Loans evidenced thereby, (iii) be payable prior to maturity as provided in Article IV and mature, with respect to the Loans evidenced thereby, on the Stated Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Alternate Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby and (v) be entitled to the benefits of this Agreement, the Guaranty and the other Loan Documents.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts with respect to each Loan made by such Lender hereunder, including the date, amount, Type and the Interest Period for each Eurodollar Rate Loan made by such Lender to the Company hereunder, and the amount of each payment in respect thereof and will, prior to any transfer of either of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.

                 (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and the Interest Period for each Eurodollar Rate Loan made by each Lender, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Company and each Lender's share thereof.

                 (d) Absent manifest error, the entries made in the accounts maintained pursuant to paragraph (b) and (c) to this Section 2.05 shall be conclusive evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Loans and Drawings under the Letters of Credit in accordance with their terms.

                 SECTION 2.06.  Conversions.   The Company shall have the
option to convert on any Business Day all or a portion equal to not less than $3,000,000 ($1,000,000 in the case of conversions into Alternate Base Rate Loans) of the outstanding principal amount of one Type of Loans made pursuant to one or more Borrowings into a Borrowing or Borrowings of the other Type of Loans provided, that (i) except as otherwise provided in Section 2.11, no partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of Eurodollar Rate Loans made pursuant to any single Borrowing to less than $3,000,000, (ii) Alternate Base Rate Loans may only be converted into Eurodollar Rate Loans, and Eurodollar Rate Loans may only be converted into Eurodollar Rate Loans, if and only if, in either case, no Default or Event of Default is in existence on the date of the conversion and (iii) no Loan may be converted into a Eurodollar Rate Loan after the date that is one month prior to the Stated Maturity Date. Each such conversion shall be effected by the Company giving the Agent notice (each a "Notice of Conversion") prior to 11:00 a.m. (New York City time) at least (a) three Business Days prior to the date of such conversion in the case of a conversion into Eurodollar Rate Loans and (b) one Business Day in the case of a conversion into Alternate Base Rate Loans, specifying each Type of Borrowing (or portions thereof) to be so converted and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give the Lenders written or telephonic notice (promptly confirmed in writing) of any such proposed conversion affecting any of its Loans.

                 SECTION 2.07. Pro Rata Borrowings. All Borrowings under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                 SECTION 2.08. Interest. (a) Subject to Section 12.08, the Company agrees to pay interest in respect of the unpaid principal amount of each Alternate Base Rate Loan from the date of the respective Borrowing to maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the Alternate Base Rate, in each case, in effect from time to time. If the Alternate Base Rate is based on the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. If the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                 (b) Subject to Section 12.08, the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the respective Borrowing to the end of the Interest Period therefor (unless such Loan is earlier accelerated or converted pursuant to Section 2.06) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Margin plus the relevant LIBO Rate for such Interest Period. The applicable LIBO Rate shall be fixed for each Interest Period and shall not change during said Interest Period but the applicable Margin, which is added to the LIBO Rate to determine the total interest payable to the Lender on each Eurodollar Rate Loan, shall be adjusted, effective on the first day of each Reference Period, whether or not said adjustment occurs at a time other than the beginning of an Interest Period.

                 (c) Subject to Section 12.08, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) 2% in excess of the sum of the applicable Margin and the Alternate Base Rate, in each case, in effect from time to time (such lesser rate of interest being the "Default Rate"); provided, that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than the rate of interest applicable thereto at maturity.

                 (d) Interest on the Loans made hereunder shall accrue from the date of such Loan to the date of any repayment thereof and shall be payable (i) in respect of Eurodollar Rate Loans (A) on the last day of the Interest Period applicable thereto and also, in the case of any Interest Period in excess of three months, on the date that would have been the last day of the Interest Period if such Loan had an Interest Period of three months and (B) on the date of any voluntary or mandatory prepayment or any conversion (on the amount prepaid or converted), (ii) in respect of each Alternate Base Rate Loan
(A) on each Designated Payment Date and (B) on the date of any voluntary or mandatory prepayment (on the amount prepaid) and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

                 (e) The Agent, upon determining the LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Company and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                 SECTION 2.09. Interest Periods. (a) At the time the Company gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Rate Borrowing, the Company shall have the right to elect, by giving notice to the Agent on the dates and at the times specified in Section 2.03 or Section 2.06, as the case may be, of the selected interest period (each an "Interest Period") applicable to such Eurodollar Rate

Borrowing, which Interest Period shall be either a one, two, three or six month period; provided, that:

                 (i) all Loans comprising a Eurodollar Rate Borrowing shall at all times have the same Interest Period;

                 (ii) the initial Interest Period for any Eurodollar Rate Borrowing shall commence on the date of such Eurodollar Rate Borrowing (including the date of any conversion thereto pursuant to Section 2.06) and each Interest Period occurring thereafter in respect of such Eurodollar Rate Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if any Interest Period relating to a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                 (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period in respect of a Eurodollar Rate Borrowing would otherwise expire on a day which is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (v) no Interest Period shall extend beyond the Stated Maturity Date; and

                 (vi) at no time shall there be more than ten Interest Periods in effect under this Agreement.

                 (b) If upon the expiration of any Interest Period applicable to a Eurodollar Rate Borrowing, the Company has failed to elect a new Interest Period to be applicable to such Borrowing as provided above, the Company shall be deemed to have elected to convert such Borrowing into a Borrowing of Alternate Base Rate Loans effective as of the expiration date of such current Interest Period.

                 SECTION 2.10. Interest Rate Not Ascertainable, Etc. In the event that the Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank eurodollar market or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone, confirmed in writing) to the Company and to the Lenders of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended; each requested Eurodollar Rate Borrowing (by a Notice of Conversion or otherwise) shall instead be made or maintained as a Borrowing of Alternate Base Rate Loans and any outstanding Eurodollar Rate Loan shall be converted, on the last day of the then applicable Interest Period, to an Alternate Base Rate Loan.

                 SECTION 2.11.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if, after the Execution Date, the introduction or adoption of or any change (including any imposition or increase of reserve requirements) in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender (or its Applicable Lending Office) with any guideline, request or directive (whether or not having the force of law) from any central bank or other Governmental Authority exercising control over banks or financial institutions generally:

                 (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 4.07 and (ii) changes in the rate of tax on the overall net income or revenue of such Lender or its Applicable Lending Office imposed by the jurisdiction in which the principal executive office of such Lender or its Applicable Lending Office is located); or

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's Applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Loans or its obligations to make Eurodollar Rate Loans shall be imposed on any Lender, its Applicable Lending Office or the interbank eurodollar market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, or funding or maintaining Eurodollar Rate Loans or there shall be a reduction in the amount received or receivable by such Lender or its Applicable Lending Office, then, in any such case, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount to such Lender upon demand by such Lender (through the Agent). Notwithstanding the foregoing, in no event shall the compensation payable under this Section 2.11(a) (to the extent, if any, constituting interest under applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and the other Loan Documents, exceed the Highest Lawful Rate.

                 (b) If any Lender shall have determined in good faith that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Execution Date has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction by such Lender (through the Agent). Notwithstanding the foregoing, in no event shall the compensation payable under this Section 2.11(b) (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes or the other Loan Documents, exceed the Highest Lawful Rate.

                 (c) Each Lender will notify the Company through the Agent of any event occurring after the Execution Date which will entitle such Lender to compensation pursuant to this Section 2.11, as promptly as practicable, and in any event within 120 days after it becomes aware thereof and determines to request compensation. A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after its receipt of the same. Upon the request of the Company, each Lender agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Loans due to it affected by the matters described in Sections 2.11(a) and 2.11(b), if such designation will avoid or reduce the liability of the Company to such Lender under this Section 2.11 so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

                 (d) Except as expressly provided in Section 2.11(c), failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period.

                 (e) In the event any Lender shall seek compensation pursuant to this Section 2.11, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitments of such Lender and to purchase its outstanding Loans, other Obligations and Notes. Each Lender requesting compensation pursuant to this Section 2.11 agrees to sell its Commitments, Loans, other Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to
Section 12.11(c) to any Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, such other Obligations and Notes plus all other fees and amounts (including any compensation claimed by such Lender under this Section 2.11, Section 2.13 and
Section 3.05) due such Lender hereunder calculated, in each case, to the date such Commitments, Loans, other Obligations, Notes and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Company hereunder or under any Note.

                 SECTION 2.12. Illegality. (a) In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall be presumptively correct) at any time that the making or continuance of any Eurodollar Rate Loan has become unlawful by compliance by such Lender in good faith with any Requirement of Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination.

                 (b) Upon the giving of notice to the Company referred to in Section 2.12(a) above, (i) the Company's right to request (by Notice of Conversion or otherwise) and such Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and any such requested Eurodollar Rate Borrowing shall instead be made as a Borrowing of Alternate Base Rate Loans, and (ii) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's notice to the Agent and the affected Lender, convert each such Eurodollar Rate Loan into an Alternate Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 2.12(b).

                 (c) Each Lender agrees that it will use reasonable efforts to designate a different Applicable Lending Office for the Eurodollar Rate Loans due to it affected by this Section 2.12, if such designation will avoid the illegality described in this Section 2.12 so long as such designation will not be disadvantageous to such Lender as determined by such Lender in its sole discretion.

                 (d) For purposes of this Section 2.12, a notice to the Company (with a copy to the Agent) by any Lender pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

                 (e) In the event any Lender shall give a notice to the Company pursuant to this Section 2.12, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitments of such Lender and to purchase its outstanding Loans, Obligations and Notes. Each Lender giving a notice to the Company pursuant to this Section 2.12 agrees to sell its Commitments, Loans, Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to Section 12.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Obligations and Notes plus all other fees and amounts (including any compensation claimed by such Lender under Section 2.11, Section 2.13 and
Section 3.05) due such Lender hereunder calculated, in each case, to the date such Commitment, Loans, Obligations, Notes and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Company hereunder or under any Note.

                 SECTION 2.13. Indemnity. The Company shall indemnify each Lender against any loss (provided that any such loss with respect to anticipated profits shall be limited as expressly provided in clauses (i) and
(ii) below) or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article V, (b) for any reason, a Borrowing of or a conversion from or into Eurodollar Rate Loans not occurring on the date specified therefor in a Notice of Borrowing or Notice of Conversion, (c) any payment, prepayment or conversion of a Eurodollar Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in the case of any of the events set forth in clauses (a) through (d) of this Section 2.13, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the LIBO Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. Each Lender will notify the Company through the Agent of any loss or expense which will entitle such Lender to compensation pursuant to this Section 2.13, as promptly as possible and in any event within 120 days after it becomes aware thereof and determines to accept compensation. A certificate of each Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Company (with a copy to the Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Agent for the account of each Lender the amount shown as due on any certificate within 10 days after its receipt of the same. Notwithstanding the foregoing, in no event shall the compensation payable under this Section 2.13 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or the Notes, exceed the Highest Lawful Rate. Without prejudice to the survival of any other obligation of the Company hereunder, the obligations of the Company under this Section 2.13 shall survive the termination of this Agreement, the payment of the Obligations and the assignment of any of the Notes.

                 SECTION 2.14. Telephonic Notice. Without in any way limiting the Company's obligation to confirm in writing any telephonic notice it is entitled to give under this Agreement, the Agent may act without liability upon the basis of a telephonic notice believed in good faith by the Agent to be from the Company prior to receipt of written confirmation. In each such case, each Loan Party hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.


                                  ARTICLE III

                               LETTERS OF CREDIT

                 SECTION 3.01. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Issuing Bank agrees that it will, at any time and from time to time on or after the Effective Date and prior to the date that is not later than 30 calendar days prior to the Stated Maturity Date, following its receipt of a Letter of Credit Request and an Application, issue for the account of the Company or the Company and any of the Restricted Subsidiaries and in support of the obligations of the Company or any of the Restricted Subsidiaries, one or more irrevocable letters of credit (all such letters of credit collectively, the "Letters of Credit") up to a maximum not exceeding the Letter of Credit Limit for all Letter of

Credit Outstandings, provided that the Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                 (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally; or

                 (ii) if the Stated Amount of such Letter of Credit shall be greater than an amount which when added to the Letter of Credit Outstandings at such time and the aggregate principal amount of all Loans then outstanding (after giving effect to the principal amount of all Loans repaid and all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit), would exceed the lesser of (A) the Total Commitment (after giving effect to any reductions to the Total Commitment on such date) and (B) the Borrowing Base; or

                 (iii) if the Stated Amount of such Letter of Credit shall be greater than an amount which when added to the Letter of Credit Outstandings at such time (after giving effect to all Unpaid Drawings reimbursed prior to or concurrently with the issuance of such Letter of Credit), would exceed the Letter of Credit Limit; or

                 (iv) if the expiry date or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit is a date that is later than the date that is 30 calendar days prior to the Stated Maturity Date; or

                 (v) if the proposed terms of any Letter of Credit would require the Issuing Bank to make any payment thereunder prior to the next Business Day after receipt of any documents or certificates to be presented under such Letter of Credit.

                 (b) The Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in Section 5.02 are not satisfied or, after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than the date that is ten calendar days prior to the Stated Maturity Date.

                 SECTION 3.02. Letter of Credit Requests. (a) Whenever the Company desires that a Letter of Credit be issued or that the existing expiry date of a Letter of Credit shall be extended, it shall give the Issuing Bank (with copies to be sent to the Agent and each other

Lender) (i) in the case of a Letter of Credit to be issued, at least five Business Days' prior written request therefor and (ii) in the case of the extension of the existing expiry date of any Letter of Credit, at least five Business Days prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Company and shall be in the form of Exhibit 3.02 attached hereto (each a "Letter of Credit Request") and, in the case of the issuance of each Letter of Credit, shall be accompanied by an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or any Lender (through the Agent) may reasonably request. Each Letter of Credit shall be denominated in Dollars or any foreign currency agreed upon by the Issuing Bank and the Company, shall expire no later than the date specified in Section 3.01, shall not be in an amount greater than is permitted under clauses (ii) or (iii) of Section 3.01(a) and shall be in such form or forms as may be approved from time to time by the Issuing Bank and the Company.

                 (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, clauses (ii) or (iii) of Section 3.01(a). Unless the Issuing Bank has received notice from any Lender before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in Article V are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank shall issue the requested Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary practices; provided, however, that the Issuing Bank shall not be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Request and the related Application therefor and all other certificates, documents and other papers and information relating thereto.
Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Company, the Agent and each Lender of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be. For purposes of calculating the amount of all Letters of Credit outstanding at any time, the amount of any foreign currency denominated Letters of Credit shall be equal to that amount of Dollars which could be purchased at such time with the amount of such foreign currency denominated Letter of Credit.

                 (c) Each Letter of Credit shall be governed by and construed and interpreted under the UCP, and, as to matters not governed by the UCP or that are required to be governed thereby, Article 5 of the Uniform Commercial Code of the State of New York.

                 SECTION 3.03.  Letter of Credit Participations; Etc.   (a)
Immediately upon the issuance by the Issuing Bank of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage Participation in each such Letter of Credit (including extensions of the expiry date thereof), each Letter of Credit issued in substitution therefor, each Drawing made thereunder and the obligations of the Company or the Company and any Restricted Subsidiary under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto including the Guaranty.

                 (b) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 3.04(a), then, upon demand by the Issuing Bank sent to the Agent and each Lender before 10:00 a.m. (New York City time), each Lender shall pursuant to Section 2.04 on the same day make available to the Agent for delivery to the Issuing Bank, immediately available funds in an amount equal to such Lender's Percentage Participation of the amount of such payment by the Issuing Bank, and the funding of such amount shall be treated as the funding of a Loan by such Lender and shall bear interest at the Alternate Base Rate. Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Lenders set forth in this Section 3.03(b) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in
Article V are satisfied at such time. If and to the extent any Lender fails to effect any payment due from it under this Section 3.03(b) to the Agent, then interest shall accrue on the obligation of such Lender to make such payment from and after the date such payment became due until such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate. The failure of any Lender to pay its Percentage Participation of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to pay to the Agent its Percentage Participation of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to pay to the Agent such other Lender's Percentage Participation of any such payment.

                 (c) If the Issuing Bank receives a payment of a reimbursement obligation from the Company as to which the Agent has received any payments from the Lenders pursuant to clause (b) above, the Issuing Bank shall pay to the Agent and the Agent shall promptly pay to each Lender which has paid its Percentage Participation thereof, in Dollars and in same day funds, an amount equal to such Lender's Percentage Participation thereof together with any interest on such reimbursement obligation allocable to such Lender's Percentage Participation paid by the Company to the Issuing Bank pursuant to Section 3.04(a) and received by the Agent.

                 SECTION 3.04.  Agreement to Repay Letter of Credit Drawings.
(a) Upon the receipt by the Issuing Bank of any demand for payment from a beneficiary under a Letter of Credit (a "Drawing"), the Issuing Bank promptly will provide the Agent, the Lenders and the Company with telecopy notice of such demand. The Company hereby agrees to reimburse the Issuing Bank by making payment to the Agent in immediately available funds at the Payment Office, for any payment (a "Drawing") made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment, with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m. (New York City time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made as provided above, at a rate per annum equal to the Default Rate, payable on demand.

                 (b) The Company's obligations under this Section 3.04 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall, to the extent permitted by law, be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Lender (including the Issuing Bank or any Lender as a participant therein) or any beneficiary of a Letter of Credit, including (i) any lack of validity or enforceability of this Agreement, such Letter of Credit or any other Loan Document; (ii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (iii) any breach of this Agreement or any other Loan Document by any Loan Party, the Agent or any Lender (other than the Issuing Bank); (iv) the occurrence of any Default or Event of Default; or (v) any non-application or misapplication by the beneficiary of the proceeds of such Drawing.

                 (c) The Company also agrees with the Issuing Bank and the Lenders that the Issuing Bank shall not be responsible for, and the Company's reimbursement obligations under Section 3.04(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Company, any other Loan Party and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Company or any other Loan Party against any beneficiary of such Letter of Credit or any such transferee.

                 (d) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT SUCH ISSUING BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (OTHER THAN WITH RESPECT TO ANY CLAIMS BY THE ISSUING BANK AGAINST ANY SUCH OFFICER, DIRECTOR, EMPLOYEE OR

AGENT THEREOF) SHALL BE INDEMNIFIED AND HELD HARMLESS FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE, BUT NOT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the UCP and, as to any such actions not addressed by the UCP or that are required to be taken thereunder, Article 5 of the Uniform Commercial Code of the State of New York, shall not result in any liability of the Issuing Bank to the Company or any other Person.

                 SECTION 3.05. Increased Costs. (a) Notwithstanding any other provision herein, if any Lender shall have determined in good faith that any change after the Execution Date of any Requirement of Law or the application or effectiveness of any Requirement of Law or any change after the Execution Date in the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any corporation controlling such Lender with any applicable guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued after the Execution Date either (i) shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued, or participated in, by any Lender or (ii) shall impose on any Lender any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by any Lender or such corporation hereunder with respect to Letters of Credit, by an amount deemed by such Lender to be material, then, from time to time, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction by such Lender.

                 (b) Each Lender will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to subsection (a) above, as promptly as practicable, and in any event within 120 days after it becomes aware thereof.
A certificate of a Lender (i) setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender as specified in subsection (a) above and (ii) the calculation of such amount or amounts under subparagraph (a) may be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after its receipt of the same.

                 (c) Except as expressly provided in Section 3.05(b), failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Letter of Credit shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Letter of Credit.

                 (d) In the event any Lender shall seek compensation pursuant to this Section 3.05, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to assume the Commitments of such Lender and to purchase its outstanding Loans, other Obligations, Notes and interest in this Agreement and the other Loan Documents. Each Lender requesting compensation pursuant to this Section 3.05 agrees to sell its Commitments, Loans, other Obligations, Notes and interest in this Agreement and other Loan Documents pursuant to Section 12.10(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, such other Obligations and Notes (including any compensation claimed by such Lender under Section 2.11, Section 2.13 and this Section 3.05) due such Lender hereunder calculated, in each case, to the date such Commitments, Loans, other Obligations, Notes and interest are purchased, whereupon such Lender shall have no further Commitment or other obligation to the Company hereunder or under any Note.

                 SECTION 3.06.  Conflict between Applications and Agreement.
To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                                   ARTICLE IV

                          FEES; COMMITMENTS; PAYMENTS

                 SECTION 4.01. Fees. (a) The Company agrees to pay the Agent for the account of each Lender in arrears on each of the following dates: (i) each Designated Payment Date during the period from the Execution Date to the date on which the Total Commitment is terminated and (ii) on the Stated Maturity Date and on any other date on which the Commitment of any Lender is terminated as provided herein a commitment fee (collectively the "Commitment Fees") equal to the Applicable Fee Percentage on the daily average Unutilized Commitment of each Lender. The Commitment Fee due to each Lender shall commence to accrue on the Execution Date and shall cease to accrue on the earlier of the Stated Maturity Date or any other date on which the Commitment of such Lender shall have been terminated as provided herein.

                 (b) The Company agrees to pay the Agent for the account of each Lender a fee in respect of each Letter of Credit issued for the account of the Company or the Company and any Restricted Subsidiary (collectively, the "Letter of Credit Fees"), for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit, computed at a rate equal to the Letter of Credit Margin times the daily average Stated Amount of such Letter of Credit (but in no event less than $500). The Letter of Credit Fee shall be distributed to the Lenders (based upon their respective Percentage Participations in the Letters of Credit). In addition, the Company agrees to pay the Issuing Bank for its own account a fee in respect of each Letter of Credit issued for the account of the Company or the Company and any Restricted Subsidiary (collectively, the "Issuing Bank Fees") for the period from the date of issuance of such Letter of Credit to the expiry date of such Letter of Credit computed at a rate equal to 1/8 of 1% times the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees and the Issuing Bank Fees shall be due and payable in arrears on each Designated Payment Date commencing December 31, 1996, and on the Stated Maturity Date or, if earlier, on the date upon which the Commitment is terminated. The Letter of Credit Fees and the Issuing Bank Fees will be in lieu of all commissions and fees for the Letters of Credit other than customary administrative, issuance, amendment, payment and negotiation charges of the Issuing Bank.

                 (c) The Company agrees to pay to the Agent, for its own account, such Fees as have been agreed to pursuant to that certain letter agreement dated as of June 26, 1996 between the Company and the Agent (the "Agent's Letter").

                 (d) All Fees pursuant to this Section 4.01 shall be paid in immediately available funds and shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

                 (e) In no event shall the Fees payable to any Lender under this Section 4.01 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Notes and other Loan Documents exceed the Highest Lawful Rate.

                 SECTION 4.02. Voluntary Termination of Commitments. Upon at least five Business Days' prior telephonic notice confirmed in writing to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Company shall have the right, without premium or penalty, to terminate the Total Unutilized Commitment in part or in whole; provided, that any such partial termination (a) shall apply proportionately to the Commitment of each of the Lenders and (b) shall be in the amount of $5,000,000 or, if greater, an integral multiple of $1,000,000.

                 SECTION 4.03. Mandatory Termination of Commitments. (a) The Total Commitment shall terminate upon the occurrence of a Change of Control.

                 (b) The Total Commitment, if not sooner terminated, shall terminate on the Stated Maturity Date.

                 SECTION 4.04. Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loans in whole or in part from time to time, without premium or penalty (except as provided below), on the following terms and conditions: (a) the Company shall give the Agent at least three Business Days' prior written or telephonic notice (if telephonic, promptly confirmed in writing) of its intent to prepay the Loans, the principal amount of such prepayment, the Type of Loans to be prepaid and the specific Borrowing or Borrowings relating to such Loans, which notice the Agent shall promptly transmit to each of the Lenders; (b) any Borrowing comprised of Eurodollar Rate Loans may be prepaid prior to the last day of its Interest Period subject to
Section 2.13; (c) each partial prepayment of the Loans shall be in an aggregate principal amount of $3,000,000.00 or, if greater, an integral multiple of $1,000,000.00; and (d) each prepayment pursuant to this Section 4.04 shall be applied, first, to the payment of accrued and unpaid interest, on the amount of the Loans being so prepaid, and, second, to the outstanding principal of such Loans.

                 SECTION 4.05. Scheduled Principal Payments and Mandatory Prepayments. (a) On the date that a Change of Control of the type described in clause (c) of the definition of that term occurs and on the date that is 15 days after the occurrence of any other type of Change of Control, the Company shall prepay the outstanding principal amount of the Loans and shall deposit with the Agent as security for the Letter of Credit Outstandings (i) with respect to the Letters of Credit denominated in Dollars, Dollars in immediately available funds in an amount equal to the aggregate Letter of Credit Outstandings for such Letters of Credit and (ii) with respect to each Letter of Credit denominated in a foreign currency, such foreign currency in immediately available funds in an amount equal to the Letter of Credit Outstandings for such Letter of Credit.

                 (b) The Company shall prepay the outstanding principal amount of the Loans on any day on which the aggregate outstanding principal amount of the Loans, when added to Letter of Credit Outstandings, exceeds the lesser of the Total Commitment and the Borrowing Base, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Loans, the Letter of Credit Outstandings exceed the lesser of the Total Commitment and the Borrowing Base, the Company shall deposit with the Agent as security for the Obligations, Dollars in immediately available funds in an amount equal to such excess Letter of Credit Outstandings; provided, however, if any Letter of Credit is denominated in a foreign currency, the deposit of funds with respect to such Letter of Credit shall be in such foreign currency.

                 (c) On the Stated Maturity Date, the Company shall pay the aggregate principal amount of the Loans outstanding on such date.

                 (d) All prepayments of Eurodollar Rate Loans required by this Section 4.05 shall be subject to Section 2.13.





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
                 (e) With respect to each prepayment of Loans required by this Section 4.05, the Company may, consistent with the requirements of this
Section 4.05, designate the Types of Loans which are to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made; provided, that if any prepayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $3,000,000, such Borrowing shall immediately be converted into Alternate Base Rate Loans. In the absence of a designation by the Company as described in the preceding sentence or in the event such designation conflicts with the requirements of this Section 4.05, the Agent shall, subject to the above and in accordance with this Section 4.05, make such designation in its sole discretion.

                 SECTION 4.06. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and the other Loan Documents shall be made to the Agent for the account of the Lender or Lenders entitled thereto (without setoff, deduction or counterclaim except as permitted in Section 4.07) not later than noon (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. If the Agent fails to send to any Lender its portion of any Fee or of any payment of principal or interest (i) on the date such Fee or payment of principal or interest was received if such Fee or payment of principal or interest is received by the Agent prior to 1:00 p.m. (New York City time) on such day and (ii) on the next succeeding Business Day if such Fee or payment of principal or interest is received on or after 1:00 p.m. (New York City time) on any day, the Agent shall pay to such Lender interest on its portion of such Fee or payment of principal or interest at the Federal Funds Effective Rate from (A) the day such Fee or payment of principal or interest was received by the Agent in the case of clause (i) and (B) such next succeeding Business Day in the case of clause (ii), in each case, until the date such Lender's portion of such Fee or payment of principal or interest is sent to such Lender. Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) to be made hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next preceding Business Day.

                 SECTION 4.07. Taxes. (a) All payments made by the Loan Parties under this Agreement, the Notes and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (based on income) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Loan Documents; provided, however, that no Loan Party shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. The Agent shall cooperate with any Loan Party in determining the appropriate amount payable to any Lender or the Agent or the appropriate amount of withholding taxes payable, to the extent reasonably required by any such Loan Party. Whenever any Non-Excluded Taxes are payable by a Loan Party, as promptly as possible thereafter such Loan Party shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof. If a Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Loan Parties shall, subject to Section 12.08, indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                 (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                 (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                 (iii) obtain such extensions of time for filings and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such





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
forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or purchases a participation pursuant to Section 12.11 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of any such participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

                 SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan or of the Issuing Bank to issue the initial Letter of Credit is subject to the following conditions:

                 (a) The Agent shall have received the following, each dated the initial Borrowing Date, except for this Agreement and the Notes which shall be dated the Execution Date:

                 (i)      this Agreement executed by each party hereto;

                 (ii) a Note executed by the Company and payable to the order of each Lender;

                 (iii) Subsidiary Guarantors Security Agreements executed respectively by EVI Arrow and EVI Watson Packers;

                 (iv) letters from CT Corporation System, Inc. in form and substance satisfactory to the Agent and the Lenders evidencing the obligation of CT Corporation System, Inc. to accept service of process in the State of New York on behalf of each of EVI Arrow and EVI Watson Packers;

                 (v) a favorable, signed opinion addressed to the Agent and the Lenders from Fulbright & Jaworski L.L.P, counsel to EVI Arrow and EVI Watson Packers.





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
                 (vi) a Notice of Borrowing with respect to the Loans to be borrowed on the initial Borrowing Date meeting the requirements of
         Section 2.03 and a Letter of Credit Request with respect to each Letter of Credit to be issued on the initial Borrowing Date meeting the requirements of Section 3.02;

                 (vii) a certificate of an officer and of the secretary or an assistant secretary of each Loan Party certifying, inter alia, (A) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect, of such Person, the bylaws, as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person (or a duly authorized committee thereof) (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Borrowings to be made and the Letters of Credit to be issued hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf and (C)
         (1) that the representations and warranties made by such Loan Party in any Loan Document to which such Person is a party and which will be delivered at or prior to the date of the initial Borrowing Date are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Person and (3) the absence of the occurrence and continuance of any Default or Event of Default;

                 (viii) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of each Loan Party in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect.

                 (b) The Agent shall have received all of the shares of stock of each of EVI Arrow and EVI Watson Packers together with related stock powers executed in blank by the Company.

                 (c) Uniform Commercial Code financing statements, or proper notices, statements or other instruments in respect thereof, shall be in a form and completed to permit them to be duly recorded, published, registered and filed in all such placed as is required by applicable law to grant to the Agent a first priority security interest in the Collateral pledged by EVI Arrow and EVI Watson Packers, subject only to Permitted Collateral Liens.





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
                 (d) The Agent and its special counsel shall have received reports of Uniform Commercial Code searches, tax searches and judgment reports of the appropriate records of each state in which EVI Arrow or EVI Watson Packers has assets or an office, dated a recent date prior to the Execution Date and satisfactory in form and substance to the Agent and the Lenders.

                 (e) The Company, the Subsidiary Guarantors (other than EVI Arrow and EVI Watson Packers) shall have executed and delivered the First Amendment to Company Security Agreement, Subsidiary Guarantors Security Agreements and Company Pledge Agreement.

                 (f) The Agent shall have received evidence satisfactory to it of the sales of Mallard and the Mallard Subsidiaries for a total consideration of not less than $300,000,000.

                 (g) The Company shall have paid to the Agent and the Lenders, as applicable, all fees and expenses (including the fees and disbursements of Andrews & Kurth L.L.P. pursuant to Section 12.04) agreed upon by such parties to be paid on or prior to the Execution Date.

                 (h) The Company shall have delivered to the Agent such other documents and instruments, if any, as it may reasonably request.

                 SECTION 5.02. Conditions Precedent to All Credit Events. Except with respect to Loans made by the Lenders pursuant to Section 3.03(b), the obligation of the Lenders to make any Loan or to issue or extend any Letter of Credit (including any Loan made or Letter of Credit issued on the initial Borrowing Date) is subject to the further conditions precedent that on the date of such Credit Event:

                 (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied.

                 (b)      The representations and warranties set forth in
Article VI and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and the Loan Parties shall be deemed to have certified to the Agent and the Lenders that such representations and warranties are true and correct in all material respects by the Company's delivery of a Notice of Borrowing or a Letter of Credit Request, as the case may be.

                 (c) The Company shall have complied with the provisions of Section 2.03 or Section 3.02, as applicable.





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
                 (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

                 (e) The Agent and the Lenders shall have received such other approvals, opinions or documents as the Agent or the Majority Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Loan Parties, to each of the Lenders that all of the conditions specified in this Section 5.02 above exist as of that time.

                 SECTION 5.03. Conditions Precedent to Conversions. The obligation of the Lenders to convert any existing Borrowing into a Borrowing consisting of Eurodollar Rate Loans is subject to the condition precedent that on the date of such conversion no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion. The acceptance of the benefits of each such conversion shall constitute a representation and warranty by the Loan Parties to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion.

                 SECTION 5.04. Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Article V, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Lenders.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                 In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein and to induce the Issuing Bank to issue Letters of Credit and the other Lenders to participate therein, each Loan Party makes, on or as of the Effective Date and the occurrence of each Credit Event, the following representations and warranties to the Agent and the
Lenders:

                 SECTION 6.01. Organization and Qualification. The Company and each of the Restricted Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (b) has the corporate, partnership or other power to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Loan Parties and their Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the corporations and other entities named in Schedule 6.01 are all of the Subsidiaries of the Company, such Schedule (x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and (ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by a Loan Party, (y) accurately identifies such Subsidiaries and (z) accurately sets forth the jurisdictions of their respective incorporation or organization and jurisdictions in which they are required to be qualified as foreign corporations, foreign partnerships or other foreign entities to do business.

                 SECTION 6.02. Authorization, Validity, Etc. Each Loan Party has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of the Company, to make the Borrowings and obtain the issuance of Letters of Credit hereunder, and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement and the Security Documents have been duly and validly executed and delivered by each Loan Party party thereto and constitute valid and legally binding agreements of such Loan Party enforceable against such Loan Party in accordance with the respective terms thereof, and the Notes and the other Loan Documents to which such Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

                 SECTION 6.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any Governmental Authority, is necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

                 SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any of the Restricted Subsidiaries is a party to any contract or agreement or subject to any restriction that would reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its Subsidiaries is party or by which any property or asset of it or any of its Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that collectively for all Loan Parties will not have a Material Adverse Effect or
(c) will violate any provision of the organic documents of any Loan Party.

                 SECTION 6.05. Title to Assets. Without limiting the representations as to the Collateral contained in the Security Documents, the Company and each Restricted Subsidiary has good and indefeasible title to its assets constituting real property and good and indefeasible title to its other assets, subject to no Liens, except Permitted Liens and immaterial Liens.

                 SECTION 6.06. Litigation. Except for the COLEVE tax matter disclosed in its most recent filing on Form 10-K filed with the Securities and Exchange Commission, there are no actions, suits or proceedings pending for which service of process has been accomplished or, to the best knowledge of any Loan Party, threatened with respect to any Loan Party, the Loan Documents or any transactions contemplated therein that are reasonably likely to have (individually or collectively) a Material Adverse Effect.

                 SECTION 6.07. Information Memorandum; Financial Statements. The Information Memorandum, as affected by the disclosures made herein, in the other Loan Documents and in the filings made by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, did not as of the date thereof and will not (in the case of the Information Memorandum) as of the date of the initial Credit Event hereunder, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect. Since December 31, 1995 there has been no material adverse change in the financial condition, business or operations of the Company and the Restricted Subsidiaries taken as a whole.

                 SECTION 6.08. Default. Except for defaults or violations which, individually or together with all other defaults and violations by the Company and the Restricted Subsidiaries, would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Restricted Subsidiary is in default in any respect under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under or in violation of any Requirement of Law.

                 SECTION 6.09. Investment Company Act. Neither the Company nor any of its Subsidiaries is, or is regulated as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                 SECTION 6.10. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Loan Party's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 6.11. ERISA. (a) The Company and each ERISA Affiliate has operated and administered each Plan and Multiemployee Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                 (b) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) in excess of $1,000,000, whether or not waived, exists or is expected to be incurred with respect to any Plan.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                 (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and the Restricted Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

                 (e) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

                 SECTION 6.12. Tax Returns and Payments. (a) The Company and its Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (individually or collectively for the Company and the Restricted Subsidiaries) would not have a Material Adverse Effect. No material income tax liability of the Company or the Restricted Subsidiaries has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the Company and the Restricted Subsidiaries.

                 (b) The federal income tax liabilities, if any, of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years through the fiscal year ending in 1992. COLEVE, a dissolved partnership in which the Company held less than a 50% interest, has open tax years for the fiscal years ending in 1985 through 1990.

                 SECTION 6.13.  Requirements of Law; Environmental Matters.
(a) The Company and each Restricted Subsidiary is in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such noncompliances which, individually or in the aggregate for the Company and all such Restricted Subsidiaries, would not have a Material Adverse Effect.

                 (b) Without limitation of the foregoing, the Company and each Restricted Subsidiary possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the Company or such Restricted Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the Company and all such Restricted Subsidiaries, have a Material Adverse Effect), and each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the Company or such Restricted Subsidiary, and the Company and each Restricted Subsidiary is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Company and all such Restricted Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, neither the Company nor any Restricted Subsidiary has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries or, to the knowledge of any Loan Party, pending or threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the Company or any Restricted Subsidiary or other assets of the Company or such Restricted Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for all Loan Parties and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which any Loan Party or any of its Subsidiaries has agreed, assumed or retained, or by which any Loan Party or any of its Subsidiaries is adversely affected, by contract or otherwise, which would have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Loan Party nor any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material, which liability would have a Material Adverse Effect.

                 SECTION 6.14. Purpose of Loans. (a) The purpose of the Loans is to provide working capital facilities to the Company and the Restricted Subsidiaries. All proceeds of the Loans will be used by the Company for working capital or advanced to a Restricted Subsidiary for use by such Restricted Subsidiary for working capital. All Letters of Credit will be issued in connection with the working capital requirements of the Company or a Restricted Subsidiary.

                 (b) None of the proceeds of the Loans under the Original Credit Agreement or this Agreement were or will be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness (including the indebtedness repaid with the proceeds of the loans made under the Original Credit Agreement) which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation
U. Neither any Loan Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934. Margin stock did not on June 26, 1996, and does not on the date hereof constitute more than 25% of the assets of the Company or any Loan Party.





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
                 SECTION 6.15. Franchises and Other Rights. The Company and each Restricted Subsidiary has all franchises, permits, licenses and other authority (collectively, the "Operating Rights") as are necessary to enable them to carry on their respective businesses as now being conducted, except for Operating Rights with respect to which the failure to have would not individually or in the aggregate for all such failures by the Company and the Restricted Subsidiaries have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is in default under any of the Operating Rights which default, individually or together with all such defaults of the Company and the Restricted Subsidiaries, would have a Material Adverse Effect.

                 SECTION 6.16.  Solvency.  Each Loan Party is Solvent.

                 For purposes of this Section 6.16 the term "Solvent" shall mean, with respect to any Person, that:

                 (a) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                 (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances, of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

                 (c) such Person does not have unreasonably small capital with which to engage in its anticipated business.

                 For purposes of this Section 6.16, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions, including obtaining necessary consents.

                 SECTION 6.17. No Intent to Hinder, Delay or Defraud. Each Subsidiary Guarantor has entered into this Agreement, including the Guaranty and the other Loan Documents, with no intent to hinder, delay or defraud any Person to whom such Subsidiary Guarantor was or becomes, on or after the Execution Date, indebted, within the meaning of Section 548 of the Bankruptcy Code.





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                 SECTION 6.18.  Further Actions.  The Loan Parties will make all reasonable efforts to cause the Agent to have a perfected security interest in the equity of Producion Engemaq Industria E Comercio Ltda.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

                 Each Loan Party covenants and agrees for itself, and the Company covenants and agrees with respect to each of the Restricted Subsidiaries, that on and after the date hereof and for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated, and the Loans and Unpaid Drawings together with all of the other Obligations are paid in full:

                 SECTION 7.01. Information Covenants. The Company will furnish or cause to be furnished to the Agent and each Lender:

                 (a) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year (i) the Form 10-Q of the Company and (ii) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated unaudited statement of income and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, chief executive officer or controller of the Company subject to note changes resulting from normal year-end audit adjustments; provided, however, if the Form 10-Q of the Company contains the consolidated balance sheet and statements of income, retained earnings and cash flows, the Company shall not be required to comply with clause (ii).

                 (b) As soon as available, and in any event within 120 days after the close of each fiscal year, the Annual Report of the Company for such fiscal year containing therein, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and the Majority Lenders, whose certification shall be without Impermissible Qualification together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company, which audit was conducted in accordance with generally accepted United States auditing standards, such accounting firm has obtained no knowledge of any Default or Event of





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
Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of the foregoing to be in form and substance reasonably satisfactory to the Majority Lenders.

                 (c) As soon as available, and in any event within 30 days after the close of each month the following: (i) a Borrowing Base Certificate as at the last day of such month and (ii) a schedule for each Loan Party showing the amount and aging of each Receivable of such Loan Party and the identity of the account debtor thereon.

                 (d) From time to time, at the sole expense of the Company and upon the request of the Agent or the Majority Lenders, a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the accounts receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not, based upon a review by such auditors of the accounts receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Loan Parties) and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects. Notwithstanding the foregoing, unless a Default or Event of Default shall have occurred and be continuing at the time any report with respect to the accounts receivable and inventory described in this Section 7.01(d) is requested, the Company shall not be required to pay the cost of or reimburse the Agent for any such report more often than once during each fiscal year.

                 (e) Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed.

                 (f) Promptly upon the filing thereof, copies of all effective registration statements (other than registration statements on Form S-8) and annual, quarterly or current reports which the Company shall have filed with the Securities and Exchange Commission.

                 (g) Promptly, and in any event within two Business Days after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of

                          (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws which would reasonably be expected to have a Material Adverse Effect,

                          (ii) any material Release or threatened material Release of Hazardous Materials that materially and adversely affects or is reasonably expected to affect any





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
         material property owned, leased or operated by the Company or any Restricted Subsidiary or

                           (iii) any event or condition which constitutes a Default or an Event of Default;

a notice of such event or condition will be delivered to each Lender specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

                 (h) At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer or the controller of the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Article VIII as at the end of such fiscal quarter or fiscal year, as the case may be.

                 (i) Promptly, and in any event within five Business Days after any Responsible Officer of any Loan Party obtains knowledge thereof, notice

                          (i) of any condition or event which, in the opinion of management of such Loan Party, would reasonably be expected to have a Material Adverse Effect;

                          (ii) that any Person has given any notice to the Company or any Restricted Subsidiary or taken any other action with respect to a claimed default or event under any instrument or agreement involving in excess of $1,000,000 and to which any of them is a party;

                          (iii) of the institution of any litigation involving stated claims against the Company or any Restricted Subsidiary equal to or greater than $1,000,000 (net of any insurance that the Company reasonably and in good faith believes effectively covers such claim) with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any Restricted Subsidiary equal to or greater than $1,000,000 (net of any insurance that the Company reasonably and in good faith believes effectively covers such liability) with respect to any single cause of action which makes the likelihood of an adverse





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determination in such litigation against the Company or such Restricted
Subsidiary substantially more probable; or

                          (iv) of the occurrence of any Change in Control or any Change of Control Event.

                 (j) Promptly, and in any event within 30 days after any Responsible Officer of any Loan Party obtains knowledge thereof, notice:

                          (i) of the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan; or

                          (ii) of the institution of proceedings or the taking of any other action by the PBGC or the Company or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan, except that no notice shall be required with respect to the merger of a defined contribution plan of one ERISA Affiliate into a defined contribution plan of another ERISA Affiliate.

                 (k) Not less than 15 days prior to the end of each fiscal year, an annual business plan and budget for the Company and the Restricted Subsidiaries for the next succeeding fiscal year containing, inter alia, pro forma financial statements for the next fiscal year.

                 (l) From time to time and with reasonable promptness, such other information or documents (financial or otherwise with respect to the Company or any Restricted Subsidiary) as the Agent or any Lender through the Agent may reasonably request.

                 SECTION 7.02. Books, Records and Inspections. Each Loan Party will permit, or cause to be permitted, any Person designated by any Lender or the Lenders in writing to visit and inspect any of the properties of the Company and the Restricted Subsidiaries, to examine the corporate books and financial records of the Company and the Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers and agents of the Company and the Restricted Subsidiaries and with their independent public accountants, all at such reasonable times and as often as the Agent or such Lender, through the Agent, may reasonably request. Upon the occurrence and during the continuance of an Event of Default, any Person designated by the Agent may request that such independent public accountants obtain confirmation reports from account and chattel paper obligors of the Company and its Subsidiaries. The Agent or its representatives may at the Company's reasonable expense conduct an annual field exam to verify the Borrowing Base components; provided that the field exam shall not include any communication to or contact with any account debtor.

                 SECTION 7.03. Insurance and Maintenance of Properties. (a) The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties, risks and contingencies (including business interruption insurance) and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, provided that, unless such coverage is not available at commercially reasonable rates for reasons other than the acts or omissions of the Loan Parties, in no event shall the coverage and amount of such insurance be less than the coverage and amount of the insurance which, in the opinion of an independent insurance broker (the "Insurance Opinion") delivered on June 26, 1996, is adequate and customary for the Loan Parties taking into account the Loan Parties' historical loss experience. All policies of insurance required by the terms of this Agreement or any Security Document shall provide that at least 20 days' prior written notice be given to the Agent of any termination, cancellation, reduction or other material modification of such insurance, shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of any Loan Party, or any party holding under such Loan Party, which might otherwise result in forfeiture of said insurance and shall contain the agreement of the insurer waiving all rights of setoff, counterclaim or deductions against such Loan Party. Notwithstanding the foregoing, the insurance coverage of the Loan Parties on the date hereof complies with the requirements of the foregoing sentence. The Loan Parties shall furnish or cause to be furnished to the Agent (i) not later than April 30 in each year (A) a certificate from an independent insurance broker demonstrating the Loan Parties' compliance with this paragraph (a) and (B) a summary of all insurance coverage of the Loan Parties prepared by an independent insurance broker, (ii) upon request of the Agent, copies of all policies of insurance and (iii) as soon as any Loan Party becomes aware thereof, a notification from such Loan Party of any material change in the coverage or any other condition of any policy of insurance required by this Section 7.03. The Agent, for the benefit of the Lenders, shall be named as a loss payee as its interest may appear on all such fire, accident and other casualty policies covering any of the Collateral.

                 (b) In addition to any requirements as to the maintenance of the Collateral contained in the Security Documents, the Company will, and will cause the Restricted Subsidiaries to, cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of the business of the Company or the business of any such Restricted Subsidiary to be maintained and kept in good condition, repair and working order and





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supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.03(b) shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Lenders.

                 SECTION 7.04. Payment of Taxes and other Claims. The Company will, and will cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or such Restricted Subsidiary or upon the income, profits or property of the Company or such Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or such Restricted Subsidiary; provided, however,
(i) that the Company and the Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, (ii) has not been reported, so long as the position taken by such Loan Party or such Subsidiary in not reporting same is based on "substantial authority," as defined in Section 6661 of the Code or, in the case of taxes other than U.S. federal income taxes, upon the reasonable judgment of such Loan Party after consultation with tax counsel and so long as, if any such item is challenged, it is paid or the requirements of the preceding clause (i) are met with respect thereto, but in either case only if it has maintained adequate reserves with respect thereto in accordance with GAAP, or
(iii) with respect to foreign Restricted Subsidiaries, if such taxes, assessments, charges or levies are not material to the financial condition or operation of such foreign Restricted Subsidiaries or have not been levied by a bona fide Governmental Authority.

                 SECTION 7.05. Existence. Except as expressly permitted pursuant to Section 8.02, each Loan Party will do all things necessary to preserve and keep in full force and effect the corporate, partnership or other existence, rights and franchises of such Loan Party and each Restricted Subsidiary.

                 SECTION 7.06. Compliance with Statutes, Etc. (a) The Company will and will cause each Restricted Subsidiary to comply with each applicable Requirement of Law, other than those Requirements of Law, the failure to comply with which (individually or collectively for the Company and the Restricted Subsidiaries) would not have a Material Adverse Effect; provided, however, the Company and each such Restricted Subsidiary shall have the right to diligently contest any Requirement of Law; so long as (i) the contest is in good faith and by





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
appropriate proceedings and such reserve or other appropriate provision, in any, as shall be required by GAAP shall have been made therefor, (ii) such contest shall operate to suspend the collection of any disputed amount from such property and (iii) such contest will not (A) subject any or any part of such property to loss, forfeiture or sale or (B) adversely affect the Lien of the Security Documents or (C) have a Material Adverse Effect.

                 (b) Without limiting the foregoing, the Company will and will cause each Restricted Subsidiary (i) to comply in a timely fashion with, or operate pursuant to valid waiver of the provisions of, all Requirements of Environmental Laws, including any such laws or regulations relating to contamination from any Hazardous Materials, except where noncompliance would not have a Material Adverse Effect, and (ii) to produce all inventory which is manufactured in the United States in compliance in all material respects with the Fair Labor Standards Act.

                 SECTION 7.07. ERISA. As soon as possible and, in any event, within ten Business Days after any Responsible Officer of any Loan Party knows or has reason to know any of the following, such Loan Party will deliver or cause to be delivered to each of the Lenders a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Loan Party or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Loan Party or ERISA Affiliate with respect thereto: that a Reportable Event has occurred; that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that the aggregate amount of Unfunded Current Liabilities with respect to one or more Plans exceeds $1,000,000; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on a Loan Party or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that a Loan Party or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, which liability together with all other such liabilities exceeds $1,000,000; that the Company or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition(s) exist(s) or may occur with respect to one or more Plans and/or Multiemployer Plans which (individually or collectively) is reasonably likely to result in the imposition of a material excise tax(es), penalty(ies) or other material liability(ies) on the Company and/or any ERISA Affiliate.





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                 SECTION 7.08.  End of Fiscal Years.  The Company shall cause each of its, and each domestic Restricted Subsidiary's fiscal years to end on December 31 and with respect to Restricted Subsidiaries acquired by the Company after the date hereof, will cause such change to December 31 to occur as promptly as possible.

                 SECTION 7.09 Subrogation; Purchase Money Liens. To the extent that the Agent pays any sum under any provision of law or any instrument or document creating any Lien prior or superior to the Lien of any Security Document, or any such sum is paid with the proceeds of the issuance of the Notes, then, to the extent permitted by law, the Agent for the benefit of the Lenders shall have and be entitled to a Lien on the Collateral equal in priority to the Lien discharged, and the Agent for the benefit of the Lenders shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by, any owner or holder of such Lien, which shall remain in existence and benefit the Agent for the benefit of the Lenders in securing the obligations secured by the Security Documents, irrespective of whether such Liens are released.

                 SECTION 7.10. Performance of Loan Documents. (a) Each Loan Party will duly and punctually pay and perform its respective obligations under the Loan Documents to which it is a party in accordance with, and without breach of, the terms of each thereof.

                 (b) If any Loan Party fails to pay any tax, assessment, standby fee, insurance premium or other charge, cost or expense called for herein or in any of the other Loan Documents, the Agent may, at the request of the Majority Lenders, pay the same, or if any Loan Party fails to perform any of the Loan Party's covenants or agreements, or breaches any of such Loan Party's warranties and representations, set forth herein or in any of the other Loan Documents, the Agent may, at the request of the Majority Lenders, correct or cure, or cause to be corrected and cured, the default or breach and pay such sums in connection therewith as the Majority Lenders shall determine to be necessary or advisable, and all taxes, assessments, standby fees, charges, insurance premiums and other sums paid by the Agent in connection with such matters shall be immediately repayable by the Loan Parties to the Agent, together with interest on each such amount at the Default Rate from the date the sum is paid by the Agent, until the same is refunded to the Agent, and all such amounts and the interest thereon shall be secured by the Security Documents. The Agent agrees to promptly notify the Company of any such tax, assessment, standby fee, insurance premium or other sums paid by the Agent pursuant to the immediately preceding sentence, but the failure to give such notice shall not affect the obligation of the Loan Parties to repay any such sums to the Agent.

                 (c) All covenants and other obligations contained in the Security Documents shall be in addition to the covenants contained herein.





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                 SECTION 7.11.  Indemnification for Breach of Representations
or Covenants. The Company shall indemnify each Indemnitee and hold each Indemnitee harmless from and against all losses, costs, expenses (including reasonable attorneys' fees), obligations, damages, penalties, disbursements and liabilities which such Indemnitee may actually incur as a result of, in connection with or arising out of (a) the breach of any representation or warranty of the Loan Parties contained herein or in the other Loan Documents or
(b) the nonfulfillment by any Loan Party of, or its failure to perform, any of its covenants or agreements contained in this Agreement or in the other Loan Documents. The indemnity contained in this Section 7.11 shall survive the termination of this Agreement.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                 Each Loan Party covenants and agrees for itself, and the Company covenants and agrees with respect to each Restricted Subsidiary, that on and after the date hereof and for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated, and the Loans and Unpaid Drawings together with all of the other Obligations are paid in full:

                 SECTION 8.01. Change in Business. The Company will not, and will not permit any Restricted Subsidiary to, engage principally in any business other than one or more Lines of Business.

                 SECTION 8.02. Consolidation, Merger, Sale or Purchase of Assets, Etc. The Company will not, and will not permit any Restricted Subsidiary to, wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets or all or any part of the Capital Stock of any Person, or (unless such agreement shall expressly condition consummation by the Company or such Restricted Subsidiary of the transactions contemplated thereby upon receipt of the prior written consent of the Majority Lenders) agree to do any of the foregoing at any future time, except that this Section 8.02 shall not prohibit any of the following transactions, or any agreement to effect the same:

                 (a) (i) the purchase, lease or sale of inventory, (ii) the lease pursuant to Capital Leases of tangible personal property or (iii) the acquisition of facilities, equipment and





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
other assets, in each case, by the Company or any Restricted Subsidiary in the ordinary course of business;

                 (b) if, at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing (i) the merger of any domestic Wholly Owned Restricted Subsidiary into the Company in a transaction in which the Company is the surviving Person, or the merger or consolidation of any domestic Wholly Owned Restricted Subsidiary with and into any other domestic Wholly Owned Restricted Subsidiary, in each case in a transaction in which no Person other than the Company or a Restricted Subsidiary receives any consideration; (ii) the merger or consolidation of any foreign Wholly Owned Restricted Subsidiary with and into a domestic Wholly Owned Restricted Subsidiary or any other foreign Wholly Owned Restricted Subsidiary, in each case in a transaction in which no Person other than the Company or a Restricted Subsidiary receives any consideration; and
(iii) the merger of any other Person with and into the Company or a Restricted Subsidiary if the Company or a Restricted Subsidiary is the surviving entity and after giving effect to such transaction the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the Company shall have delivered to the Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

                 (c)      Investments permitted by Section 8.06;

                 (d) sales, leases or other dispositions of assets by the Company or the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful, necessary or desirable in the operation of the business of the Company or the Restricted Subsidiaries; provided, unless the consideration received for such sale, lease or other disposition has a value in excess of $5,000,000, the determination by the Board of Directors of the Company shall not be required;

                 (e) so long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                          (i) a domestic Restricted Subsidiary may transfer property and assets to the Company or another domestic Restricted Subsidiary;





                                       80
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                          (ii)  a foreign Restricted Subsidiary may transfer
         property and assets to the Company or another Restricted Subsidiary (other than Highland Corod except as permitted in clause (iv) below);

                          (iii) the Company may transfer property or assets to any domestic Restricted Subsidiary; and

                          (iv) any domestic Restricted Subsidiary, or the Company, may transfer assets or property to any foreign Restricted Subsidiary, provided that (A) such transfers shall be made for consideration of not less than the cost of the property or assets so transferred, (B) licenses of technology by and among the Company and the Restricted Subsidiaries shall not be subject to any other limitations contained in this Agreement, and (C) in addition to and without limitation of the foregoing, the Company and the domestic Restricted Subsidiaries shall be permitted to transfer assets or property to any one or more foreign Restricted Subsidiaries and any foreign Restricted Subsidiary may transfer assets or property to Highland Corod, provided that the aggregate book value of all such assets or property transferred pursuant to this clause (D) during any fiscal year of the Company does not exceed $5,000,000;

                 (f) the Company or any Restricted Subsidiary may acquire all or substantially all of the assets of, or all the Capital Stock in, a Person or division or line of business of a Person if, at the time thereof and immediately after giving effect thereto (each such acquisition being a "Permitted Business Acquisition"):

                          (i) no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                          (ii) all the Capital Stock of any acquired or newly-formed corporation, partnership, association or other business entity (a "New Subsidiary") is owned directly by the Company or one or more Wholly Owned Restricted Subsidiaries or the Company and one or more Wholly Owned Restricted Subsidiaries, and such New Subsidiary shall become a Restricted Subsidiary and engaged primarily in one or more Lines of Business and (unless it is a foreign Restricted Subsidiary) shall have executed (A) a Subsidiary Guarantor Counterpart in the form of Exhibit 8.02 (a "Subsidiary Guarantor Counterpart") guaranteeing the Obligations and (B) a security agreement substantially in the form of the Security Agreement executed by the Subsidiary Guarantors;

                          (iii) if such New Subsidiary is a domestic Restricted Subsidiary, all of the Capital Stock of such New Subsidiary shall be pledged to the Agent and if such New





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
         Subsidiary is a Domestically Owned Foreign Restricted Subsidiary, 65% of the Capital Stock of such New Subsidiary shall be pledged to the Agent;

                          (iv) the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such acquisition or formation, with the covenants contained in Article VIII, recomputed as at the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, the Company shall have delivered to the Agent and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information of such New Subsidiary or assets and calculations demonstrating such compliance;

                          (v) any New Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 8.04);

                          (vi) the Majority Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of any acquisition involving consideration (whether cash or property (other than Qualified Capital Stock of the Company), as valued at the time each investment is made) in excess of $30,000,000; and

                          (vii) the Agent shall have received (A) to the extent the UCC is applicable to such New Subsidiary or its assets, uniform commercial code searches as to all effective financing statements (or their equivalent) that name such New Subsidiary or the Person from whom any assets were acquired by the Company or any of the Restricted Subsidiaries, (B) certificates evidencing all of the issued and outstanding Capital Stock of any New Subsidiary that is a domestic Restricted Subsidiary of the Company and 65% of the issued and outstanding Capital Stock of any New Subsidiary that is a Domestically Owned Foreign Restricted Subsidiary together, in each case, with stock powers relating thereto endorsed in blank, (C) an opinion of counsel to the Company in form and substance satisfactory to the Agent and the Lenders as to the enforceability and perfection of the Lien of the Agent on such Capital Stock and as to such other matters as the Agent and the Lenders may reasonably request, (D) such opinions of counsel to such New Subsidiary as the Agent and the Lenders may reasonably request as to the organization, good standing and enforceability of this Agreement and the Security Agreement executed by such New Subsidiary pursuant to clause (ii)(B) above on such New Subsidiary, the perfection of the Liens granted pursuant to such security agreement and such other matters as the Agent and the Lenders may reasonably require and (E) such other agreements, certificates, financing statements, approvals, reports, consents, waivers,





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
         estoppels, subordination agreements, filings and other documentation as the Agent and the Majority Lenders may reasonably request.

                 (g) The sale by the Company or any Subsidiary of any shares of capital stock of Alberta.

                 The Loan Parties shall pay all reasonable costs and expenses (including the reasonable legal expenses and out-of-pocket expenses) incurred by the Agent and the Lenders in connection with the satisfaction of the requirements set forth in this Section 8.02(f).

                 The Agent is hereby authorized to release the Liens held by the Agent on Collateral that any Loan Party is permitted pursuant to this
Section 8.02 to sell or otherwise dispose of in the event such Loan Party does in fact sell or otherwise dispose of such Collateral.

                 SECTION 8.03. Liens. The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or such Subsidiary whether now owned or hereafter acquired, except (a) Permitted Liens and (b) Liens of creditors of consignees of Permitted Consigned Inventory.

                 SECTION 8.04. Indebtedness. The Company will not create, incur or suffer to exist or permit any of the Restricted Subsidiaries to create, incur or suffer to exist any Indebtedness except Permitted Indebtedness.

                 SECTION 8.05. Stock Issuance. The Company will not issue any Disqualified Stock.

                 SECTION 8.06. Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                 (a) The Company and the Restricted Subsidiaries may make and own Permitted Financial Investments and Permitted Business Investments;

                 (b) The Company and the Restricted Subsidiaries may continue to own Investments owned by them on the date hereof as set forth on
Schedule 8.06, including the Investments in its Subsidiaries, partnerships and other Persons owned on the Execution Date;

                 (c) The Company and the Restricted Subsidiaries may make Investments permitted to be made under (i) Section 8.07 as a Restricted Payment or (ii) Section 8.04;





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
                 (d) The Company and the Restricted Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business; and

                 (e) The Company and the Restricted Subsidiaries may make and own the Investments permitted under Section 8.02;

                 (f) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Restricted Subsidiaries may make Investments in any Person to the extent the consideration paid consists of Qualified Stock of the Company;

                 (g) The acquisition of Capital Stock or securities of a Restricted Subsidiary;

                 (h) Investments in repurchase obligations with a term of not more than one Business Day for securities with maturities of one year or less from the date of issue or fully guaranteed or insured by the United States Government or any agency thereof; and

                 (i) Investments in Highland Corod by the Company or any Restricted Subsidiary made after the date hereof, and not exceeding $5,000,000 in the aggregate, less the sum of all loans to Highland Corod after the date hereof by the Company or any Restricted Subsidiary outstanding.

                 SECTION 8.07. Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, make or declare any Restricted Payment; except the Company may make Restricted Payments if immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments expended subsequent to June 30, 1996 (the amount so expended, if other than in cash, to be valued at its fair market value as determined by the Board of Directors of the Company, whose determination in good faith and evidenced by a Board Resolution shall be conclusive) does not exceed the sum of (i) 25% of the aggregate Consolidated Net Income of the Company and the Restricted Subsidiaries (or if such Consolidated Net Income shall be a loss, minus 100% of such loss) during the period (treated as one accounting period) subsequent to June 30, 1996 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (ii) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a Board Resolution), received by the Company from any Person (other than a Subsidiary) as a result of the issuance or sale of Qualified Stock of the Company, including any net proceeds received upon exercise of any rights, options or warrants, other than in connection with the conversion or exchange of any Indebtedness or Disqualified Stock of the Company; (iii) the aggregate net proceeds, including cash and the fair market value of property





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
other than cash (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a Board Resolution), received by the Company during such period from any Person (other than a Subsidiary) as a result of the issuance or sale of any Indebtedness to the extent that at the time the determination is made, such Indebtedness has been converted into or exchanged for Qualified Stock of the Company; (iv) (A) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a Board Resolution); or (B) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and the Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation (as determined in good faith by the Company's Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution);
(v) proceeds from the sale of capital stock of Alberta; and (vi) $10,000,000. For purposes of any calculation pursuant to the preceding sentence that is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

                 (b) Notwithstanding the foregoing, the above limitation shall not prevent (i) the payment of any dividend by the Company within 60 days after the date of its declaration if at the date of declaration the payment would have complied with this covenant; (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of Qualified Stock of the Company; (iii) purchases of common stock by the Company or a trust pursuant to any employee stock ownership or similar employee benefit plan of the Company that has been approved by the Board of Directors of the Company; (iv) payments to Unrestricted Subsidiaries in an aggregate amount not in excess of $10,000,000 during the period from June 30, 1996 to the date upon which the Obligations have been finally paid in full (after the termination of the Commitments of the Lenders); (v) payment of the redemption price not in excess of $.02 per right with respect to any stockholders rights plan adopted by the Company (not to exceed $1.5 million in the aggregate); (vi) the making of a Restricted Payment by a Restricted Subsidiary to a Restricted Subsidiary (other than Highland Corod) or the Company; or (vii) offsets against and acquisitions of Capital Stock of the Company to satisfy indemnification and other obligations owed to the Company or its Subsidiaries under acquisition arrangements in which Capital Stock of the company is issued as consideration for the acquisition; provided, however, if any such Restricted Payment is made as a loan or advance to the Company it shall be evidenced by a note subordinated in right of payment to the prior payment in full of the Obligations; provided that no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a result, of any of the actions contemplated in clauses (ii) or (iv) above; and provided further that the full amount of any such payment, purchase, redemption, acquisition or retirement pursuant to the foregoing clauses (ii), (iii), (iv), (v) and (vii) shall be counted in the calculation of the aggregate amount of Restricted Payments expended pursuant to
Section 8.07(a).

                 (c) The Company shall not permit or suffer to exist, or permit any of the Restricted Subsidiaries to permit or suffer to exist, any agreement or other contractual arrangement pursuant to which such Restricted Subsidiary is prohibited or restricted from making loans or paying dividends to any other Restricted Subsidiary or from paying dividends or making subordinate loans to the Company; except for such restrictions existing under or by reason of: (i) agreements binding upon any Person at the time such Person becomes a Restricted Subsidiary (unless the agreement creating such consensual encumbrance or consensual restriction was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary); (ii) any restrictions existing under written agreements in effect on the Execution Date; (iii) agreements or instruments relating to Indebtedness of Restricted Subsidiaries pursuant to working capital facilities permitted under this Agreement; (iv) customary restrictions in leases, purchase money financings and stock and asset sales agreements; and (v) any agreement that amends, refinances or replaces any agreement described in clauses (i), (ii) and (iii) above; provided that the terms and conditions of any such restrictions are no less favorable to the Lenders than those under the agreements so amended, refinanced or replaced.

                 SECTION 8.08. Net Worth. The Company will not permit Tangible Net Worth determined without regard to any variations therein resulting from the periodic translation of foreign currency denominated assets into Dollars (a) at any time from the Execution Date through December 31, 1996, to be less than $180,000,000 and (b) at any time during each fiscal year thereafter to be less than an amount equal to the sum of (i) the amount of Tangible Net Worth required under this Section 8.08 during the immediately preceding year, (ii) 50% of positive Consolidated Net Income for the immediately preceding year; provided, however, if for any fiscal year, the portion of the fiscal year ended at such date Consolidated Net Income is less than zero, Consolidated Net Income for such fiscal year shall be zero and (iii)
(A) 100% of the net cash proceeds received by the Company from all sales of its Capital Stock during the period from the Execution Date to the end of such fiscal year, plus (B) (1) the fair market value of the equity of the Company issued in exchange for the assets or securities of any Person less (2) all intangibles of the types described in clauses (b) through (f) of the definition of Tangible Net Worth.

                 SECTION 8.09. Other Financial Covenants. (a) The Company will not permit Consolidated Indebtedness to exceed the following percentages of Total Capitalization at the end of any fiscal quarter occurring during the following periods:

                        Period                                        Percentage
                        ------                                        ----------
  from the Effective Date through March 31, 1997                          50%

  from April 1, 1997 through December 31, 1997                            45%

  at the end of each fiscal quarter thereafter                            40%

               (b) The Company will not permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 to 1.0.

               SECTION 8.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Affiliate of the Company or any holder of 5% or more of the Company's Capital Stock (other than a Wholly Owned Restricted Subsidiary or employee benefit plan or plan trust) (an "Affiliate Transaction") on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with a Person who is not an Affiliate or 5% stockholder of the Company or such Restricted Subsidiary, except for (i) a sale to Alberta of the capital stock of Alberta and (ii) transfers of assets and licenses of technology permitted under Section
8.02 (d) (iv) (A) or (B). In addition, the Company will not, and will not permit any Restricted Subsidiary to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (a) with respect to a transaction or series of related transactions involving aggregate consideration equal to or greater than $1,000,000, such transaction is approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors; and (b) with respect to such transaction or series of related transactions involving aggregate consideration equal to or greater than $5,000,000, the Company has delivered to the Agent and the Lenders an opinion of a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.
Notwithstanding the foregoing, the restrictions set forth in this covenant will not apply to (i) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (ii) loans and advances to officers, directors and employees of the Company and its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the

Company and its Subsidiaries; (iii) any other transaction with any employee, officer or director of the Company or any of its Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the Company or the Board of Directors of such Restricted Subsidiary permitted by this Agreement;
(iv) customary underwriting or similar transactions with an investment banking Affiliate; (v) any transaction entered into in the ordinary course of business with the Company or a Restricted Subsidiary; (vi) transactions in the ordinary course of business between the Company and the Restricted Subsidiaries permitted by this Agreement; or (vii) the making of any Restricted Payment otherwise permitted by this Agreement; provided, however, the aggregate principal amount of loans and advances made pursuant to clauses (ii) and (iii) shall not exceed $2,000,000 at any time outstanding.

               SECTION 8.11. Ownership of Subsidiaries. Except as expressly permitted in Section 8.02, the Company shall not at any time cease to own, beneficially and of record, directly or indirectly, 100% of the Capital Stock (except for director's qualifying shares) of each other Loan Party and each Restricted Subsidiary.

               SECTION 8.12. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction unless (a) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale-Leaseback Transaction and (b) the Company or such Restricted Subsidiary receives net proceeds from such Sale-Leaseback Transaction at least equal to the fair market value of the assets so sold (as determined by the Board of Directors of the Company, whose determination in good faith evidenced by a Board Resolution shall be conclusive).

               SECTION 8.13. Change in Accounting. The Company will not, and will not permit any of the Restricted Subsidiaries to, change its method of accounting except for immaterial changes in methods, changes permitted by GAAP in which the Company's auditors concur and changes required by GAAP.


                                   ARTICLE IX

                                    GUARANTY

               SECTION 9.01. Guaranty. (a) In consideration of, and in order to induce the Lenders to make the Loans and the Issuing Bank to maintain the Existing Letters of Credit and to issue new Letters of Credit hereunder, each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Company now or hereafter existing under this Agreement, the Notes and the other Loan Documents to which the Company is a party whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), Fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, subject however to the limitation set forth in Section 9.04 (all such
obligations being the "Guaranteed Obligations").   Each Subsidiary Guarantor
agrees to pay any and all expenses incurred by each Lender and the Agent in enforcing this Guaranty against such Subsidiary Guarantor.

               (b) Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the limitations set forth in
Section 9.04 without impairing this Guaranty or affecting the rights and remedies of the Agent and the Lenders hereunder.

               (c) This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company, any other Loan Party, any Collateral or any other action, occurrence or circumstance whatsoever.

               SECTION 9.02. Continuing Guaranty. (a) Each Subsidiary Guarantor guarantees that the Obligations and the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Subsidiary Guarantor agrees that, to the maximum extent permitted by applicable law, the Obligations, Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Subsidiary Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Obligations, Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which such Subsidiary Guarantor is a party, the obligations of each Subsidiary Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

               (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Obligations or the Guaranteed Obligations, or of the Notes, or this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the

      Company, any Subsidiary Guarantor, the Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

               (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Company or any Subsidiary Guarantor or any other Person liable on the Obligations or the Guaranteed Obligations;

               (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company, any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Company or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or any Subsidiary Guarantor, or any changes in the shareholders of the Company or any Subsidiary Guarantor; or any reorganization of the Company or any Subsidiary Guarantor;

               (iv) the invalidity, illegality or unenforceability of all or any part of the Obligations, the Guaranteed Obligations, or any document or agreement executed in connection with the Obligations or the Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that (A) the Obligations or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law,
      (B) the act of creating the Obligations, the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Obligations or the Guaranteed Obligations acted in excess of their authority, (D) the Obligations or the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Company or any Subsidiary Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Obligations or the Guaranteed Obligations wholly or partially uncollectible from the Company or such Subsidiary Guarantor, (F) the creation, performance or repayment of the Obligations or the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Obligations or the Guaranteed Obligations or executed in connection with the Obligations or the Guaranteed Obligations, or given to secure the repayment of the Obligations or the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Obligations or the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

               (v) any full or partial release of the liability of the Company or any Subsidiary Guarantor on the Obligations, the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations, the

      Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Obligations or the Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Obligations or the Guaranteed Obligations, or that the Agent or any Lender will look to any other Person to perform the Guaranteed Obligations;

               (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations or the Guaranteed Obligations;

               (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the Guaranteed Obligations;

               (viii) the failure of the Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

               (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Obligations or the Guaranteed Obligations;

               (x) any payment by the Company or any Subsidiary Guarantor to the Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason either the Agent or any Lender is required to refund such payment or pay such amount to the Company or any other Person; or

               (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Obligations, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Subsidiary Guarantor or increases the likelihood that any Subsidiary Guarantor will be required to pay the Obligations or the Guaranteed Obligations pursuant to the terms hereof; it is the unambiguous and unequivocal intention of each Subsidiary Guarantor that such Subsidiary Guarantor shall be obligated to pay the Obligations or the Guaranteed Obligations when

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      due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations or the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit.

               (b) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Lenders and the Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article X for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Obligations or the Guaranteed Obligations, and (ii) in the event of any acceleration of the Obligations as provided in Article X, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guaranty.

               SECTION 9.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Obligations or the Guaranteed Obligations, the Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Agent or any Lender with any such claimant (including the Company), then the Obligations, the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any of the Obligations or Guaranteed Obligations or otherwise; and the Subsidiary Guarantors, jointly and severally, shall be liable to pay the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Agent or any Lender in the defense of any claim made against it that any payment or proceeds received by the Agent or any Lender in respect of all or part of the Obligations or the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.





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               SECTION 9.04.    General Limitation on Guaranteed Obligations.
In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 9.01 would otherwise, taking into account the provisions of
Section 9.05, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               SECTION 9.05. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.

               For purposes of this Section 9.05, (i) "Excess Funding Obligor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of
(x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been guaranteed by such Subsidiary Guarantor in
Section 9.01) to (y) the amount by which the aggregate fair saleable value of all assets of the Company and all the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all the Subsidiary Guarantors, all as of the Execution Date.

               SECTION 9.06. Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any set-off or application by the Agent or any Lender of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any





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rights of the Agent or any Lender or of such Subsidiary Guarantor against the
Company to recover the amount of any payment made by such Subsidiary Guarantor to the Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, until all of the Guaranteed Obligations are paid in full after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit. If any amount shall nevertheless be paid to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

               SECTION 9.07. Subordination. If any Subsidiary Guarantor becomes the holder of any indebtedness payable by the Company or another Subsidiary Guarantor (including any Permitted Business Investment made by any such Subsidiary Guarantor to the Company), each Subsidiary Guarantor hereby subordinates all indebtedness owing to it from the Company or such other Subsidiary Guarantor to all indebtedness of the Company or such other Subsidiary Guarantor to the Agent and the Lenders, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until the first to occur of (a) the date such Default or Event of Default no longer exists and (b) payment in full of the Obligations of the Company under this Agreement and the other Loan Documents after the termination of the Commitments of the Lenders and the termination or expiration of the Letters of Credit, the Notes and all other Loan Documents, and, while any Default or Event of Default exists, shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness.
If any amount shall nevertheless be paid to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor prior to payment in full of the Guaranteed Obligations and, while any Default or Event of Default exists, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

               SECTION 9.08. Waiver. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Agent or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any





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action against the Company or any other Person or any collateral (it being the intention of the Agent, the Lenders and each Subsidiary Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Agent or any Lender, in order to enforce any payment by any Subsidiary Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Company, any other Subsidiary Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Subsidiary Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Subsidiary Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Subsidiary Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

               SECTION 9.09. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

               SECTION 10.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) (i) any installment of principal on any Note or any Unpaid Drawing shall not be paid on the date on which such payment is due or
(ii) any payment of interest on any such Note or Unpaid Drawing or any other amount due hereunder or any other Loan Document shall not be paid within five calendar days following the date on which such payment is due; or





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               (b)     any representation or warranty made or, for purposes of
Article V, deemed made by or on behalf of any Loan Party herein, at the direction of any Loan Party or by any Loan Party in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

               (c) any Loan Party shall fail to perform or observe any covenant contained in Article VIII of this Agreement or fails to give any notice required by Section 7.01(g) or Section 7.01(i); or

               (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(c)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to a Responsible Officer of the Company by the Agent or any Lender or, (ii) a Responsible Officer of any Loan Party becomes aware of such failure; or

               (e) the Company or any Restricted Subsidiary (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the Notes or the Guaranty) beyond any period of grace provided with respect thereto (not to exceed 30 days), provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $5,000,000, or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $5,000,000; or

               (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such





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other decree or order that shall be unstayed and in effect for a period of 60 consecutive days; or

               (g) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by the Company or any Restricted Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

               (h) there shall be commenced against the Company or any Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

               (i) the Company or any Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (f), (g) or (h); or

               (j) the Company or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (k) any Loan Document, any other agreement or security document executed in connection with or pursuant to any Loan Document shall (other than with the consent of the Agent and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect, or shall be declared to be null and void, or shall cease to give the Agent the Liens, rights and privileges purported to be created thereby, or the validity or enforceability thereof shall be contested by any Loan Party or any Loan Party





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shall deny that it has any or further liability or obligation thereunder, or any Lien granted to the Agent on any of the Collateral becomes unperfected or is determined to be void or unenforceable, or Liens in favor of the Agent contemplated by this Agreement or the other Loan Documents shall prove not to have been effectively granted, recorded or filed or not to have the priority contemplated by any relevant document, or such Liens shall be subordinated for any reason; or

               (l) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) which (individually or collectively) exceeds $2,000,000, whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the Company, any Restricted Subsidiary or an ERISA Affiliate which (individually or collectively) exceeds $1,000,000; any Plan shall have an Unfunded Current Liability in excess of $1,000,000; any required contribution to a Plan or Multiemployer Plan in excess of $1,000,000 shall not have been made within 15 days of the date such contribution is due; the Company, any Restricted Subsidiary or an ERISA Affiliate shall have become or is reasonably likely to incur any unfunded liability reportable under Statement of Financial Accounting Standards Number 106 for post-retirement benefits with respect to one or more welfare benefit plans (as defined in Section 3(1) of ERISA) which (individually or collectively) exceeds $1,000,000; or the Company, any Restricted Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the Company, any Restricted Subsidiary and/or an ERISA Affiliate securing an amount(s) equal to or exceeding $1,000,000, or (ii) the Company, any Restricted Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $1,000,000; or

               (m) a judgment or order shall be entered against the Company or any Restricted Subsidiary, which with other outstanding judgments and orders entered against the Company and the Restricted Subsidiaries equals or exceeds $5,000,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), and (i) within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment;





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then, and in any such event, and at any time thereafter, if  any Event of
Default shall then be continuing, the Agent, upon the written request of the Majority Lenders, shall by written notice (excluding telecopy) to the Company (a "Notice of Default") take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or other holder of any of the Obligations to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 10.01(f) or Section 10.01(g) shall occur with respect to the Company or any Restricted Subsidiary, the result of which would occur upon the giving of a Notice of Default as specified in clauses (i),
(ii) and (v) below, shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Loan Party; (iii) exercise any rights or remedies under any Security Document or other document securing any of the obligations and under the other Loan Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to pay, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 10.01(f) or
Section 10.01(g)), it will pay to the Agent at the Agent's Payment Office such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding to be held in an interest bearing account with and under the sole dominion and control of the Agent as security for the Obligations and the other obligations of the Loan Parties hereunder and under the Notes and the other Loan Documents and the Loan Parties hereby grant the Agent for the equal and ratable benefit of the Secured Parties a security interest in such amount of cash.

               SECTION 10.02. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent, acting at the request of the Majority Lenders, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Agent and the Lenders under the Loan Documents and interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.





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               SECTION 10.03.   Application of Moneys During Continuation of
Event of Default. (a) So long as an Event of Default of which the Agent shall have given notice to the Lenders shall continue, all moneys received by the Agent (i) from any Loan Party under the Loan Documents, or (ii) as a result of the enforcement of the rights and remedies of the Agent and the other Secured Parties pursuant to the Loan Documents (including any sale of or realization upon any Collateral) or otherwise, shall, except as otherwise provided in the Security Documents or otherwise required by law, be distributed by the Agent on the dates selected by the Agent (individually, a "Distribution Date" and collectively, the "Distribution Dates") as follows:

      first, to payment of the reasonable expenses of any sale or other realization of the Collateral, including reasonable compensation to the Agent, agents of the Agent and counsel to the Agent, and all reasonable expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any other Secured Party is to be reimbursed pursuant to Section
      12.04 or pursuant to the Security Documents and unpaid Fees owing to the Agent pursuant to Section 4.01(c);

      second, to the ratable payment of accrued but unpaid interest on the Obligations;

      third, to the ratable payment of unpaid principal of the Obligations;

      fourth, to the ratable payment of all other amounts payable by the Loan Parties hereunder;

      fifth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

      finally, to payment to the Loan Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

               (b) The term "unpaid" as used in this Section 10.03 shall mean all Obligations outstanding as of a Distribution Date (including any amounts unpaid under clause (v) of the last sentence of Section 10.01) as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 12.06 of which the Agent shall have been notified.





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                                   ARTICLE XI

                                   THE  AGENT

               SECTION 11.01. Authorization and Action. Subject to Section 11.06, each Lender hereby irrevocably appoints and authorizes the Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement of the Liens created by the Security Documents and enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the Obligations; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

               SECTION 11.02. Agent's Reliance, Etc. (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents
(i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 11.02 RESULTING FROM THEIR SOLE OR CONCURRENT NEGLIGENCE).

               (b) Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note and the Obligations as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable to the Lenders for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any





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Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of any Loan Party; (v) except for the due execution and delivery by the Agent of the Loan Documents to which it is a party, shall not be responsible to any Lender for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Lender for the perfection or priority of any Lien securing the Obligations; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopier) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 11.03. Agent and Affiliates; Chase and Affiliates. Without limiting the right of any other Lender to engage in any business transactions with any Loan Party or any of its Affiliates, with respect to their commitments, the Loans made by them and the Notes issued to them, Chase and each other Lender who may become the Agent shall have the same rights and powers under this Agreement, its Notes and the other Loan Document as any other Lender and may exercise the same as though it was not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase and any such other Lender, in their individual capacities. Chase, each other Person who becomes the Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of this Agreement (collectively, the "Other Financings") with any Loan Party, any Restricted Subsidiary or any of their respective Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with any Loan Party, any Restricted Subsidiary or any of their respective Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Lenders. Without limiting the rights and remedies of the Lenders specifically set forth herein, no other Lender by virtue of being a Lender hereunder shall have any interest in (a) any Other Activities,
(b) any present or future guaranty by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the obligations of any Loan Party hereunder and under the Notes and the other Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities;





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
provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Lender shall be entitled to share in such application according to its pro rata portion of such obligations.

               SECTION 11.04. Lender Credit Decision. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 6.07 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

               SECTION 11.05. Agent's Indemnity. (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Lenders against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company or any other Loan Party), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Commitments, or if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents (including any action taken or omitted under Article II, Article III or Article IV of this Agreement). Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by a Loan Party. The provisions of this Section 11.05 shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.





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
               (b) NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL BE LIABLE UNDER THIS SECTION 11.05 TO THE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS DUE TO THE AGENT RESULTING FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH LENDER AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION 11.05, TO INDEMNIFY THE AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE AGENT'S ORDINARY SOLE OR CONCURRENT NEGLIGENCE.

               SECTION 11.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed as Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes and the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Notes and the other Loan Documents.

               SECTION 11.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such notice, the Agent shall give notice thereof to the Lenders; provided, however, if such notice is received from a Lender, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 11.01 and Section 11.02.

               SECTION 11.08. Consents under Security Documents. The Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents, provided that, without the prior





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consent of all the Lenders, the Agent shall not release any Collateral or otherwise terminate any Lien under any Security Document providing for collateral security, or agree to additional obligations being secured by such collateral security.

                                  ARTICLE XII

                                 MISCELLANEOUS

               SECTION 12.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by any Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties party thereto, as to amendments, and by the Majority Lenders in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, consent or release shall, unless in writing and signed by 100% of the Lenders, do any of the following: (a) change the definition of "Majority Lenders," "Total Commitment" or "Percentage Participation," (b) reduce or increase the amount or alter the terms of the Commitment of any Lender or subject any Lender to any additional obligations,
(c) reduce the principal of, or rate or amount of interest applicable to, any Loan or the reimbursement obligations of the Company under the Letters of Credit other than as expressly provided in this Agreement, any Commitment Fees or any Letter of Credit Fees, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or the reimbursement obligations of the Company under any Letter of Credit, (e) change this Section 12.01, (f) change the aggregate unpaid principal amount of the Notes or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (g) release any Subsidiary Guarantor, (h) effect any increase on the advance rates under the Borrowing Base or (i) except as expressly provided in
Section 11.08, release any Collateral or other security for the Obligations (except as expressly permitted pursuant to Section 8.02); and provided that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document. Subject to the foregoing, the amendment or waiver of any provision of Article VI, VII, VIII or IX may be effected with the consent of the Majority Lenders.

               SECTION 12.02. Notices, Etc. The Agent, any Lender or the holder of any of the Obligations, giving consent or notice or making any request of any Loan Party provided for hereunder, shall notify each Lender and the Agent thereof. In the event that the holder of any Note or any of the Obligations (including any Lender) shall transfer such Note or Obligations, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including





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any Lender) unless and until the Agent receives written notice to the contrary.
Except with respect to telephone notifications specifically permitted pursuant to Article II and Article III, all notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

                       (a)      If to the Company, to it at:
                                Energy Ventures, Inc.
                                5 Post Oak Park, Suite 1760
                                Houston, TX 77027
                                Telephone No.: (713) 297-8400
                                Telecopy No.:   (713) 297-8488
                                Attention: Chief Financial Officer

                                with a copy to:

                                Fulbright & Jaworski LLP
                                1301 McKinney, Suite 5100
                                Houston, TX 77010
                                Telephone No.: (713) 651-5657
                                Telecopy No.:   (713) 651-5246
                                Attention: Curtis Huff, Esq.

                       (b) If to any Subsidiary Guarantor, to it in care of the Company at its address shown above.

                       (c)      If to the Agent, to it at:
                                The Chase Manhattan Bank
                                Chase Agent Services
                                One Chase Manhattan Plaza, 8th Floor
                                New York, New York 10081
                                Telephone No.: (212) 552-7953
                                Telecopy No.:   (212) 552-5658
                                Attention: Sandra Miklave





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
with copies to:

for Letters of Credit:          The Chase Manhattan Bank
                                4 Chase Manhattan Center, 8th Floor
                                Brooklyn, New York, 11245
                                Telephone No.: (212) 242-2715
                                Telecopy No.:   (212) 242-3819
                                Attention: Yvon Luxama

                                The Chase Manhattan Bank
                                707 Travis Street, 5th Floor North
                                Houston, Texas 77002
                                Telephone No.: (713) 216-8869
                                Telecopy No.:   (713) 216-8870
                                Attention: Peter Licalzi - Second Vice President

for all Communications:         Andrews & Kurth L.L.P.
                                4200 Texas Commerce Tower
                                Houston, Texas 77002
                                Telephone No.: (713) 220-4122
                                Telecopy No.:   (713) 220-4285
                                Attention: Linda Dole

               (d) If to any Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

               All Communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto), or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Agent pursuant to Article II, Article III or Article XI shall not be effective until received by the Agent.





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
               SECTION 12.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.
The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 12.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement (including any release of Collateral pursuant to Section 8.02), the Notes and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (b) all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of the credit evidenced by this Agreement and the other Loan Documents, (c) all recording, filing or other fees, costs and taxes incident to perfecting a Lien upon the Collateral, and (d) all reasonable costs and expenses of each of the Agent, the Lenders and any other holder of an interest in the Notes, and the Obligations of the Loan Parties hereunder and under the Loan Documents, including reasonable legal fees and expenses, in connection with a default or the enforcement of this Agreement, the Notes or any other Loan Document. In addition, subject to Section 12.08, the Company shall pay any and all stamp and similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, any Note or any other Loan Document. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this
Section 12.04 shall survive the termination of this Agreement and the payment of the Obligations or the assignment of the Notes.

               SECTION 12.05. Indemnity. (a) The Company shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages





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
arise out of or result from (i) any actual or proposed use by the Company or any Restricted Subsidiary of the proceeds of any extension of credit by any Lender hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Company shall reimburse each Indemnitee, upon demand for any expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of such Indemnitee.

               (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT NEGLIGENCE OF SUCH INDEMNITEE. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section 12.05 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

               SECTION 12.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, or any branch, subsidiary or Affiliate of such Lender, to or for the credit or the account of any Loan Party against any and all the obligations of such Loan Party to such Lender now or hereafter existing under this Agreement and the other Loan Documents and other obligations of such Loan Party held by such Lender, irrespective of whether or not such Lender or the Agent shall have made any demand under this Agreement, such Note, the Obligations or such other obligations and although the Obligations or such other obligations may be unmatured. Each Lender agrees to promptly notify the Company after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 12.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 12.07.   Governing Law.  Except as expressly provided in
Section 3.02(a), this Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto, shall be deemed to be contracts and agreements executed by the Loan Parties, the Agent and the Lenders under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and, to the extent controlling, of the United States of America.





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
               SECTION 12.08. Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Lender for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.

               SECTION 12.09.   Survival of Representations and Warranties.
All representations, warranties and covenants contained herein or made in writing by the Loan Parties in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations and the termination of the Commitments of the Lenders and the termination or expiration of the Letters of Credit, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Lenders to make Loans and extend credit to the Company and the undertaking of the Issuing Bank to issue Letters of Credit for the account of the Company or the Company and any of its Restricted Subsidiary shall not inure to the benefit of any successor or assign of the Company, except as provided in Section 8.02.

               SECTION 12.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it.

               SECTION 12.11. Successors and Assigns; Participations. (a) All covenants, promises and agreements by or on behalf of the Loan Parties, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 8.02, the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Lenders.

               (b) Each Lender may, without the consent of any Loan Party, sell participations to one or more banks in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans and the Obligations of the Loan Parties owing to it and the Notes and participations in Letters of Credit held by it); provided, however, that (i) the selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II, Article III and
Section 12.04; provided, however, the costs to which a participant shall be entitled to obtain pursuant to

Articles II and III shall be determined by reference to such participant's selling Lender and shall be recoverable solely from such selling Lender and
(iv) the Loan Parties, the Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; provided, however, as between the selling Lender and any such participant, the selling Lender may grant such participant rights with respect to amendments, modifications or waivers with respect to any Fees payable hereunder to such Lender (including the amount and the dates fixed for the payment of any such Fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans, or the release of any obligations of the Loan Parties hereunder and under the other Loan Documents, or the release of any security for any of the Obligations. Except with respect to the provision with respect to default and enforcement contained in Section 12.04(d) provided to a participant pursuant to clause
(iii) of this Section 12.11(b), no participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Lender against the Company under this Agreement.

               (c) A Lender may assign to any other Lender or Lenders or to any Affiliate of a Lender and, with the consent of the Company and the Agent (which consents shall not be unreasonably withheld), a Lender may assign to one or more other Eligible Assignees all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the same portion of the Loans and other Obligations of the Loan Parties at the time owing to it and the Note held by it, including its participation in the Letters of Credit); provided, however, that (i) each such assignment shall (A) be in a minimum principal amount of not less than $10,000,000, (B) not reduce any Lender's Commitment to an amount less than $10,000,000 (other than to zero) and (C) be of a constant, and not a varying, percentage of all the assigning Lender's Commitment, rights and obligations under this Agreement and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit 12.11 hereto (an "Assignment and Acceptance"), any Note subject to such assignment and, in the case of the Eligible Assignee, an Administrative Questionnaire. In addition, the Agent shall receive a processing and recording fee of $3,000 from the assigning Lender in connection with any such Assignment and Acceptance; provided, however, that the Company shall pay to the Agent such processing and recording fee in connection with any assignment pursuant to Sections 2.11, 2.12, 2.13 and 3.05. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed to by the assigning Lender, the Eligible Assignee thereunder and the Agent (x) the Eligible Assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan





                                      111
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Documents and (y) the assignor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto).

               (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such Lender, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Section 6.07 or Section 7.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Eligible Assignee appoints and authorizes the Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with its terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

               (e) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and other Obligations owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for





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inspection by the Loan Parties, any Lender or the Agent at any reasonable time and from time to time upon reasonable prior notice.

               (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Note subject to such assignment and the written consent of the Company to such assignment (to the extent required under Section 12.11(c)), the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit 12.11 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Lenders and the Company. Within five Business Days after receipt of such notice, the Company shall, at its own expense, execute and deliver to the Agent in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the portion of the Commitment of the assigning Lender assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any of its Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the portion of such Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of
Exhibit 12.11, as applicable, hereto. Canceled Notes shall be returned to the Company.

               (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of any Loan Party, subject, however to the provisions of Section 12.12.

               (h) Anything in this Section 12.11 to the contrary notwithstanding, any Lender may at any time, without the consent of the Company or the Agent, assign and pledge all or any portion of its Commitments and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 12.11 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

               SECTION 12.12. Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Loan Party to it (including any information obtained pursuant to Section 7.01) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Letters of Credit; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which either Agent, any Lender, any Loan Party or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 12.12. Each Lender will promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section 12.12 and, if no Loan Party is a party to any such litigation, clause (e) of this Section 12.12.

               SECTION 12.13. Pro Rata Treatment. (a) Except as permitted under Section 2.11 and Section 2.13, each payment or prepayment of principal, if permitted under this Agreement, and each payment of interest with respect to a Borrowing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans extended by each Lender with respect to such Borrowing.

               (b) Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Loan Party (pursuant to Section 12.06 or otherwise), including a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Unpaid Drawings and other Obligations held by it (other than pursuant to Section 2.11, Section 2.13 and Section 3.05) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section
12.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Loan Party expressly consents to the foregoing arrangements and agrees that any Person holding a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Person as fully as if such Person had made a Loan directly to the Company in the amount of such participation.

               SECTION 12.14. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

               SECTION 12.15. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

               SECTION 12.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 12.17. Conflict with Security Documents. In the case of any conflict or inconsistency between any provision of this Agreement and the provision of any Security Documents, the provision of this Agreement shall control.

               SECTION 12.18. Ratification of Security Documents. Each Loan Party hereby ratifies and confirms each of the Security Documents to which it is a party (or,in the case of Grant Prideco, to which it, Prideco, Inc. or Prideco Holdings, Inc. was a party) as security for the Secured Obligations (as defined therein) of such Loan Party.

               SECTION 12.19. SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE

OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE AGENT, EACH LENDER AND THE ISSUING BANK HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH LOAN PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 12.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

               (b) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               SECTION 12.20. WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE AGENT, EACH LENDER AND THE ISSUING BANK (a) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY

HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

               SECTION 12.21. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE LOAN PARTIES, THE LENDERS AND THE AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF OR THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    Company:

                                    ENERGY VENTURES, INC., a Delaware
                                    corporation


                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President




                                    Subsidiary Guarantors:




                                    EVI OIL TOOLS, INC., a Delaware corporation

                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President

                                    GRANT PRIDECO, INC., a Delaware
                                    corporation and the successor
                                    of a merger of Prideco, Inc., a
                                    Texas corporation, with and
                                    into Grant Prideco, Inc.



                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President

                                    PRIDECO HOLDINGS, INC., a Delaware
                                    corporation


                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President





                                    CHANNELVIEW REAL PROPERTY, INC.,
                                    a Delaware corporation



                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President



                                    EVI MANAGEMENT INC., a Delaware
                                    corporation


                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President

                                    EVI ARROW, INC., a Delaware corporation



                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President



                                    EVI WATSON PACKERS, INC., a Delaware
                                    corporation



                                    By: /s/ James G. Kiley
                                       ---------------------------------------
                                    Name: James G. Kiley
                                    Title: Vice President



                                    Agent:

                                    THE CHASE MANHATTAN BANK, AS AGENT


                                    By:   /s/ Martha Ann Fetner
                                          ------------------------------------
                                    Name: Martha Ann Fetner
                                    Title:Vice President

                                    Lenders:

Commitment:  $20,000,000            THE CHASE MANHATTAN BANK

                                    By:   /s/ Martha Ann Fetner
                                          ------------------------------------
                                    Name: Martha Ann Fetner
                                    Title:Vice President


                                    Address:
                                    270 Park Avenue
                                    New York, New York 10017
                                    Telecopy No.: (212) 622-0002


                                    Domestic Lending Office
                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York 10017

                                    Eurodollar Lending Office
                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York 10017

                                    Lenders:

Commitment:  $17,500,000            ABN AMRO NORTH AMERICA, INC.,
                                    AS AGENT FOR ABN AMRO BANK, N.V.


                                    By:         /s/ Charles W. Randall
                                          ------------------------------------
                                    Name:       Charles W. Randall
                                    Title:      Senior Vice President and
                                                Managing Director


                                    By:    /s/ H. Gene Shiels
                                          ------------------------------------
                                    Name:  H. Gene Shiels
                                    Title: Vice President and  Director



                                    Address:
                                    Three Riverway, Suite 1700
                                    Houston, Texas 77056
                                    Telecopy No.: (713) 629-7533

                                    Domestic Lending Office
                                    Three Riverway, Suite 1700
                                    Houston, Texas 77056

                                    Eurodollar Lending Office
                                    Three Riverway, Suite 1700
                                    Houston, Texas 77056

                                    Lenders:

Commitment:  $15,000,000            CREDIT LYONNAIS NEW YORK BRANCH


                                    By:   /s/ Pascal Poupelle
                                          ------------------------------------
                                    Name: Pascal Poupelle
                                    Title:Senior Vice President

                                    Address:
                                    1000 Louisiana, Suite 5360
                                    Houston, Texas 77002
                                    Telecopy No.: (713) 751-0307

                                    Domestic Lending Office
                                    1301 Avenue of the Americas
                                    New York, New York 10019

                                    Eurodollar Lending Office
                                    1301 Avenue of the Americas
                                    New York, New York 10019

                                    Lenders:

Commitment:  $15,000,000            HIBERNIA NATIONAL BANK


                                    By:    /s/ Bruce Ross
                                          ------------------------------------
                                    Name:  Bruce Ross
                                    Title: Vice President

                                    Address:
                                    313 Carondelet Street
                                    New Orleans, Louisiana 70130
                                    Telecopy No.: (504) 533-5434

                                    Domestic Lending Office
                                    313 Carondelet Street
                                    New Orleans, Louisiana 70130

                                    Eurodollar Lending Office
                                    313 Carondelet Street
                                    New Orleans, Louisiana 70130

                                    Lenders:

Commitment:  $15,000,000            WELLS FARGO BANK (TEXAS), N.A.



                                    By: /s/ Frank Schageman
                                        --------------------------------------
                                    Name: Frank Schageman
                                    Title: Vice President

                                    Address:
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002
                                    Telecopy No.: (713) 250-7029

                                    Domestic Lending Office
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002

                                    Eurodollar Lending Office
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002

                                    Lenders:

Commitment:  $12,500,000            THE BANK OF NOVA SCOTIA


                                    By:  /s/  F.C.H. Ashby
                                         -------------------------------------
                                    Name: F.C.H. Ashby
                                    Title:Senior Manager Loan Operations

                                    Address:
                                    600 Peachtree Street N.E., Suite 2700
                                    Atlanta, Georgia 30308
                                    Telecopy No.: (404) 888-8998

                                    Domestic Lending Office
                                    600 Peachtree Street N.E., Suite 2700
                                    Atlanta, Georgia 30308

                                    Eurodollar Lending Office
                                    600 Peachtree Street N.E., Suite 2700
                                    Atlanta, Georgia 30308

                                    Lenders:

Commitment:  $12,500,000            BANQUE PARIBAS



                                    By: /s/ Brian Malone
                                         -------------------------------------
                                    Name: Brian Malone
                                    Title:Vice President


                                    By:/s/ Barton D. Schouest
                                         -------------------------------------
                                    Name: Barton D. Schouest
                                    Title: Group Vice President


                                    Address:
                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002
                                    Telecopy No.: (713) 659-3832

                                    Domestic Lending Office
                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002

                                    Eurodollar Lending Office
                                    1200 Smith Street, Suite 3100
                                    Houston, Texas 77002

                                    Lenders:

Commitment:  $12,500,000            THE FUJI BANK, LIMITED



                                    By: /s/ David Kelley
                                         -------------------------------------
                                    Name: David Kelley
                                    Title: Senior Vice President

                                    Address:
                                    1221 McKinney Street, Suite 4100
                                    Houston, Texas 77010
                                    Telecopy No.: (713) 759-0048

                                    Domestic Lending Office
                                    1221 McKinney Street, Suite 4100
                                    Houston, Texas 77010

                                    Eurodollar Lending Office
                                    1221 McKinney Street, Suite 4100
                                    Houston, Texas 77010

                                    FORM OF
                                      NOTE


$________________                                          _____________, 199__

               FOR VALUE RECEIVED, the undersigned, ENERGY VENTURES, INC., a Delaware corporation, (the "Company"), HEREBY PROMISES TO PAY to the order of
____________________________ _________________________________________________
(the "Lender"), the lesser of (i) ____________________________________________
and No/100 DOLLARS ($__________) and (ii) the aggregate amount of Loans made by the Lender and outstanding on the Stated Maturity Date. The principal amount of the Loans made by the Lender to the Company shall be due and payable on the dates and in the amounts as are specified in that certain Amended and Restated Credit Agreement dated as of December 6, 1996 (as further amended or otherwise modified from time to time, the "Credit Agreement") among the Company, the Subsidiary Guarantors, the Lender, certain other lenders that are party thereto and The Chase Manhattan Bank, as Agent for the Lender and such other lenders. All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

               The Company promises to pay interest on the unpaid principal amount of each Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement. Both principal and interest are payable in same day funds in lawful money of the United States of America to The Chase Manhattan Bank, as Agent, at 270 Park Avenue, New York, New York 10017, or at such other place as the Agent shall designate in writing to the Company.

               This Note is one of the Notes referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement and the Guaranty. The obligations of the Company hereunder are secured by the Security Documents. The Credit Agreement, among other things, (a) provides for the making of Loans by the Lender and other lenders to the Company from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

               This Note may be held by the Lender for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Lender may determine.

               The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

               This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.


                                    ENERGY VENTURES, INC.


                                    By:
                                        ---------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------

As permitted by Item 601(b)(2) of Regulation S-K, the Company has not filed any schedules and exhibits with this Exhibit No. 4.1. Listed below is a brief description of the omitted exhibits and schedules. The Company agrees to furnish supplementally a copy of any of such omitted exhibits and schedules to the Commission upon request.



SCHEDULES

         Schedule 1.01A   -       Permitted Indebtedness
         Schedule 1.01B   -       Permitted Liens
         Schedule 6.01    -       List of Subsidiaries of the Company
         Schedule 6.13    -       Environmental Matters
         Schedule 8.06    -       Permitted Investments


EXHIBITS

         Exhibit 1.01A    -        Administrative Questionnaire
         Exhibit 1.01B    -        Borrowing Base Certificate
         Exhibit 2.03     -        Notice of Borrowing
         Exhibit 2.05     -        Form of Note
         Exhibit 3.02     -        Letter of Credit Request
         Exhibit 8.02     -        Form of Subsidiary Guarantor Counterpart
         Exhibit 12.11    -        Form of Assignment and Acceptance